Exhibit 10.3
OMNITURE, INC.
2006 EQUITY INCENTIVE PLAN
(Amended and Restated February 26, 2009)
          1. Purposes of the Plan. The purposes of this Plan are:
•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide additional incentive to Employees, Directors and Consultants, and

•	to promote the success of the Company’s business.
               The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights and Performance Shares.
          2. Definitions. As used herein, the following definitions will apply:
               (a) “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.
               (b) “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.
               (c) “Award” means, individually or collectively, a grant under the Plan of Options, SARs, Restricted Stock, Restricted Stock Units or Performance Shares.
               (d) “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.
               (e) “Board” means the Board of Directors of the Company.
               (f) “Change in Control” Before the February 26, 2009 amendment and restatement of the Plan, Change in Control means the occurrence of any of the following events:
                    (i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or
                    (ii) The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; or
                    (iii) A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” means directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or
                    (iv) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation
          On or after the February 26, 2009 amendment and restatement of the Plan, Change in Control means the occurrence of any of the following events:
                    (i) A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group, (“Person”) acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection (i), the acquisition of additional stock by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered a Change in Control; or
                    (ii) A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this clause (ii), if any Person is considered to effectively control the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or
                    (iii) A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3). For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.
               For purposes of this Section 2(f), Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.
               Notwithstanding the foregoing provisions of this definition, a transaction shall not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Code Section 409A.
               (g) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.
               (h) “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4 hereof.
               (i) “Common Stock” means the common stock of the Company.
               (j) “Company” means Omniture, Inc., a Delaware corporation, or any successor thereto.
               (k) “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.
               (l) “Director” means a member of the Board.
               (m) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.
               (n) “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

               (o) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
               (p) “Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for Awards of the same type (which may have lower exercise prices and different terms), Awards of a different type, and/or cash, and/or (ii) the exercise price of an outstanding Award is reduced. The Administrator will determine the terms and conditions of any Exchange Program in its sole discretion.
               (q) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:
                    (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
                    (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
                    (iii) In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.
               (r) “Fiscal Year” means the fiscal year of the Company.
               (s) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.
               (t) “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.
               (u) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
               (v) “Option” means a stock option granted pursuant to the Plan.
               (w) “Optioned Stock” means the Common Stock subject to an Award.
               (x) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.
               (y) “Participant” means the holder of an outstanding Award.

               (z) “Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine pursuant to Section 10.
               (aa) “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.
               (bb) “Plan” means this 2006 Equity Incentive Plan.
               (cc) “Registration Date” means the effective date of the first registration statement that is filed by the Company and declared effective pursuant to Section 12(g) of the Exchange Act, with respect to any class of the Company’s securities.
               (dd) “Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 7 of the Plan, or issued pursuant to the early exercise of an Option.
               (ee) “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 8. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.
               (ff) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.
               (gg) “Section 16(b)” means Section 16(b) of the Exchange Act.

               (hh) “Service Provider” means an Employee, Director or Consultant.
               (ii) “Share” means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.
               (jj) “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with an Option, that pursuant to Section 9 is designated as a SAR.
               (kk) “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.
          3. Stock Subject to the Plan.
               (a) Stock Subject to the Plan. Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares that may be optioned and sold under the Plan is 2,255,296 Shares, plus (i) the number of Shares which have been reserved but not issued under the Company’s 1999 Stock Plan (the “1999 Plan”) as of the Registration Date, up to a maximum of 287,581 Shares, (ii) any Shares returned to the 1999 Plan as a result of termination of options or repurchase of Shares issued under such plan, up to a maximum of 8,485,579 Shares, and (iii) an annual increase to be added on the first day of the Company’s fiscal year beginning with the Company’s 2007 fiscal year, equal to the lesser of (A) 60,000,000 Shares, or (B) five percent (5%) of the outstanding Shares on the last day of the immediately preceding Company fiscal year. The Shares may be authorized, but unissued, or reacquired Common Stock.
               (b) Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, is surrendered pursuant to an Exchange Program, or, with respect to Restricted Stock, Restricted Stock Units or Performance Shares, is forfeited to or repurchased by the Company due to failure to vest, the unpurchased Shares (or for Awards other than Options or SARs the forfeited or repurchased Shares) which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to SARs, only Shares actually issued pursuant to an SAR will cease to be available under the Plan; all remaining Shares under SARs will remain available for future grant or sale under the Plan (unless the Plan has terminated). Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares of Restricted Stock or Performance Shares are repurchased by the Company or are forfeited to the Company due to their failure to vest, such Shares will become available for future grant under the Plan. Shares used to pay the exercise price of an Award or to satisfy the minimum statutory withholding obligations related to an Award will become available for future grant or sale under the Plan. Notwithstanding the foregoing and, subject to adjustment as provided in Section 13, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options shall equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Section 422 of the Code, any Shares that become available for issuance under the Plan under this Section 3(b).
               (c) Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.
          4. Administration of the Plan.
               (a) Procedure.
                    (i) Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.
                    (ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan will be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.
                    (iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.
                    (iv) Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.

               (b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:
                    (i) to determine the Fair Market Value;
                    (ii) to select the Service Providers to whom Awards may be granted hereunder;
                    (iii) to determine the number of Shares to be covered by each Award granted hereunder;
                    (iv) to approve forms of agreement for use under the Plan;
                    (v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;
                    (vi) to institute an Exchange Program;
                    (vii) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;
                    (viii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws;
                    (ix) to modify or amend each Award (subject to Section 18(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Awards longer than is otherwise provided for in the Plan (subject to compliance with Code Section 409A);
                    (x) to allow Participants to satisfy withholding tax obligations in such manner as prescribed in Section 14;
                    (xi) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;
                    (xii) to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award
                    (xiii) to make all other determinations deemed necessary or advisable for administering the Plan.

               (c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.
          5. Eligibility. Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights and Performance Shares may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.
          6. Stock Options.
               (a) Limitations. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.
               (b) Term of Option. The term of each Option will be stated in the Award Agreement. In the case of an Incentive Stock Option, the term will be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.
               (c) Option Exercise Price and Consideration.
                    (i) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, subject to the following:
                         (1) In the case of an Incentive Stock Option
                              a) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than 110% of the Fair Market Value per Share on the date of grant.
                              b) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price will be no less than 100% of the Fair Market Value per Share on the date of grant.
                              c) Notwithstanding the foregoing, Incentive Stock Options may be granted with a per Share exercise price of less than 100% of the Fair Market

Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.
                         (2) In the case of a Nonstatutory Stock Option, the per Share exercise price will be no less than 100% of the Fair Market Value per Share on the date of grant.
                    (ii) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.
                    (iii) Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of: (1) cash; (2) check; (3) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided further that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (4) consideration received by the Company under a cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; (5) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or (6) any combination of the foregoing methods of payment.
               (d) Exercise of Option.
                    (i) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.
                         An Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Administrator specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13 of the Plan.

                         Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.
               (ii) Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.
               (iii) Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.
               (iv) Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant’s death. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

          7. Restricted Stock.
               (a) Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.
               (b) Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed.
               (c) Transferability. Except as provided in this Section 7, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.
               (d) Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.
               (e) Removal of Restrictions. Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.
               (f) Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.
               (g) Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.
               (h) Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.
          8. Restricted Stock Units.
               (a) Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. After the Administrator determines that it will grant Restricted Stock Units under the Plan, it shall advise the Participant in an Award Agreement of the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units.
               (b) Vesting Criteria and Other Terms. The Administrator shall set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment), or any other basis determined by the Administrator in its discretion.
               (c) Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant shall be entitled to receive a payout as specified in the Restricted Stock Unit Award Agreement. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.
               (d) Form and Timing of Payment. Payment of earned Restricted Stock Units shall be made as soon as practicable after the date(s) set forth in the Restricted Stock Unit Award Agreement. The Administrator may only settle earned Restricted Stock Units in Shares.
               (e) Cancellation. On the date set forth in the Restricted Stock Unit Award Agreement, all unearned Restricted Stock Units shall be forfeited to the Company.
          9. Stock Appreciation Rights.
               (a) Grant of SARs. Subject to the terms and conditions of the Plan, a SAR may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.
               (b) Number of Shares. The Administrator will have complete discretion to determine the number of SARs granted to any Service Provider.
               (c) Exercise Price and Other Terms. The per share exercise price for the Shares to be issued pursuant to exercise of an SAR shall be determined by the Administrator and shall be no less than 100% of the Fair Market Value per share on the date of grant. Otherwise, subject to Section 6(a) of the Plan, the Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan; provided, however, that no SAR may have a term of more than ten (10) years from the date of grant.
               (d) SAR Agreement. Each SAR grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.
               (e) Expiration of SARs. An SAR granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 6(d) also will apply to SARs.
               (f) Payment of SAR Amount. Upon exercise of an SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:
                    (i) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

                    (ii) The number of Shares with respect to which the SAR is exercised.
                         The payment upon SAR exercise may only be in Shares of equivalent value (rounded down to the nearest whole Share).
          10. Performance Shares.
               (a) Grant of Performance Shares. Subject to the terms and conditions of the Plan, Performance Shares may be granted to Participants at any time as shall be determined by the Administrator, in its sole discretion. The Administrator shall have complete discretion to determine (i) the number of Shares subject to a Performance Share award granted to any Participant, and (ii) the conditions that must be satisfied, which typically will be based principally or solely on achievement of performance milestones but may include a service-based component, upon which is conditioned the grant or vesting of Performance Shares. Performance Shares shall be granted in the form of units to acquire Shares. Each such unit shall be the equivalent of one Share for purposes of determining the number of Shares subject to an Award. Until the Shares are issued, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the units to acquire Shares.
               (b) Other Terms. The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of Performance Shares granted under the Plan. Performance Share grants shall be subject to the terms, conditions, and restrictions determined by the Administrator at the time the stock is awarded, which may include such performance-based milestones as are determined appropriate by the Administrator. The Administrator may require the recipient to sign a Performance Shares Award Agreement as a condition of the award. Any certificates representing the Shares of stock awarded shall bear such legends as shall be determined by the Administrator.
               (c) Performance Share Award Agreement. Each Performance Share grant shall be evidenced by an Award Agreement that shall specify such other terms and conditions as the Administrator, in its sole discretion, shall determine.
          11. Leaves of Absence. Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Service Provider will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months and one (1) day following the commencement of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.
          12. Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.
          13. Adjustments; Dissolution or Liquidation; Merger or Change in Control.
               (a) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, shall adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award, and the numerical Share limits in Section 3 of the Plan.
               (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.
               (c) Change in Control. In the event of a merger or Change in Control, each outstanding Award will be treated as the Administrator determines, including, without limitation, that each Award be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. The Administrator shall not be required to treat all Awards similarly in the transaction.
                    In the event that the successor corporation does not assume or substitute for the Award, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% on-target levels and all other terms and conditions met. In addition, if an Option or Stock Appreciation Right is not assumed or substituted in the event of a Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.
                    For the purposes of this subsection (c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its

Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit or Performance Share, for each Share subject to such Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.
                    Notwithstanding anything in this Section 13(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.
          14. Tax Withholding.
               (a) Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).
               (b) Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld, (iii) delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld, or (iv) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.
          15. No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.
          16. Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

          17. Term of Plan. Subject to Section 21 of the Plan, the Plan will become effective upon its adoption by the Board. It will continue in effect for a term of ten (10) years unless terminated earlier under Section 18 of the Plan.
          18. Amendment and Termination of the Plan.
               (a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.
               (b) Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.
               (c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.
          19. Conditions Upon Issuance of Shares.
               (a) Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.
               (b) Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.
          20. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.
          21. Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

THE UK SUB-PLAN OF THE
OMNITURE, INC. 2006 EQUITY INCENTIVE PLAN
1.	The purpose of the UK Sub-Plan (the “Sub-Plan”) of the Omniture, Inc. 2006 Equity Incentive Plan is to provide incentives for UK tax residents who are present and future employees of Omniture, Inc. through the grant of options over Common Stock.

2.	This Sub-Plan is governed by the Omniture, Inc. 2006 Equity Incentive Plan (the “Plan”) and all of the provisions of this Sub-Plan shall be identical to those of the Plan SAVE THAT (a) “Sub-Plan” shall be substituted for “Plan,” and (b) the following provisions shall be stated in this Sub-Plan in order to accommodate the specific requirements of UK law.

3.	The Sub-Plan shall become effective on the date of its adoption by the Board. The Sub-Plan shall terminate automatically on the date on which the Plan terminates in accordance with Section 17 of the Plan. The Sub-Plan may be terminated by the Board of Directors on any earlier date.

4.	References to Incentive Stock Options and Nonstatutory Stock Options in the Plan shall not apply to Options granted under the Sub-Plan.

5.	Options granted under the Sub-Plan shall be known as UK Unapproved Options.

6.	Section 5 — Eligibility of the Plan shall be substituted by the following:

“Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Shares and UK Unapproved Options may be granted only to Employees.”

Omniture, Inc. 2006 Equity Incentive Plan — French Sub-Plan
Rules of the Omniture, Inc.
2006 Equity Incentive Plan for the
Grant of Options to Participants in France
1. Introduction
          The Board of Directors (the “Board”) of Omniture, Inc. (the “Company”) has established the Omniture, Inc. 2006 Equity Incentive Plan (the “U.S. Plan”) for the benefit of certain eligible individuals, including employees of the Company and its Subsidiaries, including its Subsidiary(ies) in France (each a “French Subsidiary”), of which the Company holds directly or indirectly at least 10% of the share capital.
          Section 4 of the U.S. Plan authorizes the Board or any committee appointed by it to administer the U.S. Plan (the “Administrator”) to do all things necessary or advisable in connection with the administration of the U.S. Plan. Specifically, Section 4(b)(viii) of the U.S. Plan authorizes the Administrator to establish sub-plans for the purpose of satisfying applicable foreign laws. The Administrator has determined that it is advisable to establish a sub-plan for the purpose of permitting options granted to employees of a French Subsidiary to qualify for favorable tax and social security treatment in France. The Administrator, therefore, intends with this document to establish a sub-plan of the U.S. Plan for the purpose of granting options which qualify for the favorable tax and social security treatment in France applicable to options granted under Sections L. 225-177 to L. 225-186 of the French Commercial Code, as amended, to qualifying employees of a French Subsidiary who are residents in France for French tax purposes and/or subject to the French social security regime (the “French Participants”).
          The terms of the U.S. Plan applicable to options, as set out in Appendix 1 hereto, shall, subject to the modifications in these Rules of the Omniture, Inc. 2006 Equity Incentive Plan for the Grant of Options to Participants in France (the “French Plan”), constitute the terms applicable to the grant of French-qualified Options to French Participants.
          Under the French Plan, qualifying French Participants selected at the Administrator’s discretion will be granted Options only as defined in Section 2 hereunder.
2. Definitions
          Capitalized terms not otherwise defined herein shall have the same meanings as set forth in the U.S. Plan. The terms set out below will have the following meaning:
          (a) The term “Closed Period” shall mean a closed period as set forth in Section L.225-197-1 of the French Commercial Code, as amended, which is as follows:

               (i) ten (10) quotation days preceding and following the disclosure to the public of the consolidated financial statements or the annual statements of the Company; or
               (ii) any period during which the corporate management of the Company (i.e., those involved in the governance of the Company, such as the Board, a Committee, supervisory directorate, etc.) possess confidential information which could, if disclosed to the public, significantly impact the trading price of the Common Stock, until ten (10) quotation days after the day such information is disclosed to the public.
               If, after adoption of the French Plan, the French Commercial Code is amended to modify the definition and/or applicability of the Closed Periods to French-qualified Options, such amendments shall become applicable to any French-qualified Options granted under this French Plan, to the extent permitted or required under French law.
          (b) The term “Disability” shall mean disability as determined in categories 2 and 3 under Section L. 341-4 of the French Social Security Code, as amended, and subject to the fulfillment of related conditions.
          (c) The term “Forced Retirement” shall mean forced retirement as determined under Section L. 122-14-13 of the French Labor Code, as amended, and subject to the fulfillment of related conditions.
          (d) The term “Grant Date” shall be the date on which the Administrator both (i) designates the French Participants, and (ii) specifies the main terms and conditions of the French-qualified Options, such as the number of Shares subject to the French-qualified Options.
          (e) The term “Option” shall include both:
               (i) purchase stock options (rights to acquire Shares repurchased by the Company prior to the date on which the Option becomes exercisable); and
               (ii) subscription stock options (rights to subscribe for newly issued Shares).
3. Eligibility
          (a) Subject to Section 3(c) below, any individual who, on the Grant Date of the French-qualified Option, and to the extent required under French law, is employed under the terms and conditions of an employment contract (“contrat de travail”) by a French Subsidiary or who is a corporate officer of a French Subsidiary (subject to Section 3(b) below) shall be eligible to receive, at the discretion of the Administrator, French-qualified Options under this French Plan, provided he or she also satisfies the eligibility conditions of Section 5 of the U.S. Plan.
          (b) French-qualified Options may not be issued to a corporate officer of a French Subsidiary, other than the managing corporate officers (Président du Conseil d’Administration, Directeur Général, Directeur Général Délégué, Membre du Directoire, Gérant de Sociétés par actions), unless the corporate officer is employed under the terms and conditions of an employment contract (“contrat de travail”) by a French Subsidiary, as defined by French law.

          (c) French-qualified Options may not be issued under the French Plan to French Participants owning more than ten percent (10%) of the Company’s share capital or to individuals other than employees and corporate executives of a French Subsidiary, as set forth in this Section 3.
4. Non-Transferability
          Notwithstanding any provision in the U.S. Plan and except in the case of death, French-qualified Options may not be transferred to any third party. The French-qualified Options are exercisable only by the French Participant during his or her lifetime, subject to Sections 10 (c) and 11 below.
5. Disqualification of French-qualified Options
          In the event changes are made to the terms and conditions of the French-qualified Options due to any requirements under Applicable Laws, or by decision of the Company’s stockholders, the Board or the Administrator, the Options may no longer qualify as French-qualified Options. The Company does not undertake nor is it required to maintain the French-qualified status of the Options, and by accepting any Award under this French Plan, the French Participants understand, acknowledge and agree that it will be their responsibility to bear any additional taxes or social security contributions that may be payable as a result of the disqualification of the French-qualified Options.
          If the Options no longer qualify as French-qualified Options, the Administrator may, in its sole discretion, determine to lift, shorten or terminate certain restrictions applicable to the vesting or exercisability of the Options or the sale of the Shares underlying the Options which have been imposed under this French Plan or in the applicable Award Agreement delivered to the French Participant, in order to achieve the favorable tax and social security treatment applicable to French-qualified Options.
6. Employment Rights
          The adoption of this French Plan shall not confer upon the French Participants, or any employees of the French Subsidiary, any employment rights and shall not be construed as a part of any employment contracts that the French Subsidiary has with its employees.
7. Amendments
          Subject to the terms of the U.S. Plan, the Administrator reserves the right to amend or terminate this French Plan at any time in accordance with applicable French law.
8. Closed Period
          French-qualified Options may not be granted during a Closed Period so long as and to the extent such Closed Periods are applicable to Options granted by the Company.

9. Conditions of French-qualified Options
     (a) The exercise price and number of underlying Shares shall not be modified after the Grant Date, except as provided in Section 12 of this French Plan, or as otherwise authorized by French law. Any other modification permitted under the U.S. Plan may result in the Option no longer qualifying as a French-qualified Option.
     (b) The French-qualified Options will vest and become exercisable pursuant to the terms and conditions set forth in the U.S. Plan, this French Plan and the applicable Award Agreement delivered to each French Participant.
     (c) The exercise price for French-qualified Options granted under this French Plan shall be fixed by the Administrator on the Grant Date. In no event shall the exercise price be less than the greatest of the following:
          (i) with respect to purchase stock options: the higher of either 80% of the average of the quotation price of the Shares during the 20 trading days immediately preceding the Grant Date or 80% of the average of the purchase price paid for such Shares by the Company;
          (ii) with respect to subscription stock options: 80% of the average of the quotation price of such Shares during the 20 trading days immediately preceding the Grant Date; and
          (iii) the minimum exercise price permitted under the U.S. Plan.
10. Exercise of French-qualified Options
     (a) At the time French-qualified Options are granted, the Administrator shall fix the period within which the French-qualified Options vest and may be exercised and shall determine any conditions that must be satisfied before the French-qualified Options may be exercised. Specifically, the Administrator may provide for a period measured from the Grant Date for the vesting or exercise of the French-qualified Options or for the sale of Shares acquired pursuant to the exercise of French-qualified Options, designed to obtain the favorable tax and social security treatment pursuant to Section 163 bis C of the French Tax Code, as amended. Such period for the vesting or exercise of French-qualified Options or holding period before the sale of Shares shall be set forth in the applicable Award Agreement or notice of grant. The holding period of the Shares shall not exceed three years as from the effective exercise date of the French-qualified Options or such other period as may be required to comply with French law.
     (b) Upon exercise of French-qualified Options, the full exercise price and any required withholding tax and/or social security contributions shall be paid by the French Participant as set forth in the applicable Award Agreement. Pursuant to a cashless exercise payment, the French Participant may give irrevocable direction to a stockbroker to properly deliver the exercise price to the Company. No delivery, surrendering or attesting to the ownership of previously owned Shares having a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Shares may be used to pay the exercise price.

     (c) In the event of the death of a French Participant, his or her French-qualified Options shall thereafter be immediately vested and exercisable in full under the conditions set forth by Section 11 of this French Plan.
     (d) If a French Participant is terminated or ceases to be employed by the Company or a French Subsidiary, his or her Options will be exercisable according to the provisions of the applicable Award Agreement.
     (e) If a French Participant is terminated or ceases to be employed by the Company or a French Subsidiary by reason of Disability (as defined in this French Plan), his or her French-qualified Options may benefit from the favorable tax and social security treatment, even if the date of sale of the Shares subject to the French-qualified Options occurs prior to the expiration of the minimum holding period of the Shares, as provided for by Section 163 bis C of the French Tax Code, as amended.
     (f) If a French Participant ceases to be employed by the Company or a French Subsidiary by reason of his or her Forced Retirement (as defined in this French Plan) or dismissal as defined by Section 91-ter of Exhibit II to the French Tax Code, as amended, and as construed by the French tax circulars and subject to the fulfillment of related conditions, his or her French-qualified Options may benefit from the favorable tax and social security treatment, irrespective of the date of sale of the Shares, provided the exercise of the French-qualified Options was authorized under the applicable Award Agreement prior to the time of Forced Retirement or dismissal and the French-qualified Options are exercised at least three (3) months (or such other period as may be required by French law) prior to the effective date of the Forced Retirement or at least three (3) months (or such other period as may be required by French law) prior to the receipt of the notice of dismissal by the French Participant as defined by French law and as construed by French tax and social security guidelines.
     (g) Any Shares acquired upon exercise of the French-qualified Options prior to the expiration of the minimum holding period of the Shares, as provided by Section 163 bis C of the French Tax Code, as amended, shall be recorded in an account in the name of the French Participant and must be held with the Company or a broker or in such manner as the Company may determine in order to ensure compliance with Applicable Laws including any necessary holding periods applicable to French-qualified Options.
     (h) To the extent applicable to French-qualified Options granted by the Company, a specific holding period for the Shares or a restriction on exercise of the French-qualified Options shall be imposed in the applicable Award Agreement for any French Participant who qualifies as a managing director under French law (“mandataires sociaux”), as defined in Section 3(b) above.
11. Death
     In the event of the death of a French Participant while he or she is actively employed, all French-qualified Options shall become immediately vested and exercisable and may be exercised in full by the French Participant’s heirs for the six (6) month period following the date of the French Participant’s death (or such other period as may be required by French law). In the event of the death of a French Participant after termination of active employment, the treatment of the French-qualified Options shall be as set forth in the applicable Award Agreement. Any French-qualified Option that remains unexercised shall expire six (6) months (or such other period as may be required by French law) following the date of the French Participant’s death. The six (6) month exercise period (or such other period as may be required by French law) will apply without regard to the term of the French-qualified Option as described in Section 13 of this French Plan. Any Shares acquired upon exercise of the French-qualified Options by the French Participant’s heirs after the French Participant’s death may benefit from the favorable tax and social security treatment, even if the date of sale of the Shares occurs prior to the expiration of the minimum holding period of the Shares as provided for by Section 163 bis C of the French Tax Code, as amended.
12. Adjustments and Change in Control
     Adjustments of the French-qualified Options issued hereunder shall be made to preclude the dilution or enlargement of benefits under the French-qualified Options in the event of a transaction by the Company as listed under Section L. 225-181 of the French Commercial Code, as amended, and in case of a repurchase of Shares by the Company at a price higher than the stock quotation price in the open market, and according to the provisions of Section L. 228-99 of the French Commercial Code, as amended, as well as according to specific decrees. Nevertheless, the Administrator, at its discretion, may determine to make adjustments in the case of a transaction for which adjustments are not authorized under French law and as permitted under Section 14(a) of the U.S. Plan, in which case the Options may no longer qualify as French-qualified Options.
     In the event of an adjustment upon a Change in Control as set forth in Section 13 (c) of the U.S. Plan, adjustments to the terms and conditions of the French-qualified Options or underlying Shares may be made only in accordance with the U.S. Plan and pursuant to applicable French legal and tax rules. Nevertheless, the Administrator, at its discretion, may determine to make adjustments in the case of a transaction for which adjustments are not authorized under French law, in which case the Options may no longer qualify as French-qualified Options.
     In the event of an acceleration of vesting and/or exercise due to a Change in Control, the French Participant could be prohibited from exercising the French-qualified Options or selling the Shares acquired upon exercise of the French-qualified Option until the expiration of the compulsory holding period specified for favorable tax and social security treatment pursuant to French law. Nevertheless, the holding period of the Shares, if imposed, shall not exceed three years as from the effective exercise date of the French-qualified Options.
13. Term of French-qualified Options
     French-qualified Options granted pursuant to this French Plan will expire no later than nine (9) years and (6) six months after the Grant Date, unless otherwise specified in the applicable Award Agreement. The Option term will be extended only in the event of the death of a French Participant, but in no event will any French-qualified Option be exercisable beyond six (6) months following the date of death of the French Participant.

14. Interpretation
     It is intended that Options granted under this French Plan shall qualify for the favorable tax and social security treatment applicable to options granted under Sections L. 225-177 to L. 225-186 of the French Commercial Code, as amended, and in accordance with the relevant provisions set forth by French tax law and the French tax administration, but no undertaking is made to maintain such status. The terms of this French Plan shall be interpreted accordingly and in accordance with the relevant provisions set forth by French tax and social security laws and relevant guidelines published by the French tax and social security administrations and subject to the fulfillment of legal, tax and reporting obligations, if applicable.
     In the event of any conflict between the provisions of this French Plan and the U.S. Plan, the provisions of this French Plan shall control for any grants of Options made thereunder to French Participants.
15. Adoption
     The French Plan, in its entirety, was adopted by the Administrator on September 10, 2008.

[FORM OF U.S. STOCK OPTION AWARD AGREEMENT]
OMNITURE, INC.
2006 EQUITY INCENTIVE PLAN
STOCK OPTION AWARD AGREEMENT
     Unless otherwise defined herein, the terms defined in the Omniture, Inc. 2006 Equity Incentive Plan (the “Plan”) will have the same defined meanings in this Stock Option Award Agreement (the “Award Agreement”).
I. NOTICE OF STOCK OPTION GRANT

Participant’s Name:	[INSERT NAME]

Participant’s Address:	[INSERT ADDRESS]
          You have been granted an option to purchase Common Stock of the Company, subject to the terms and conditions of the Plan and this Award Agreement, as follows:

Grant Number:	[INSERT GRANT NO.]

Date of Grant:	[INSERT GRANT DATE]

Vesting Commencement Date:	[INSERT VCD]

Exercise Price per Share:	$[INSERT PRICE/SHARE]

Total Number of Shares Granted:	[INSERT SHARES]

Total Exercise Price:	$[INSERT X PRICE]

Type of Option:	Incentive Stock Option (ISO)
☑ Nonstatutory Stock Option (NSO)

Term/Expiration Date:	[INSERT TERM DATE]
     Vesting Schedule:
     Subject to accelerated vesting as set forth below or in the Plan, this Option may be exercised, in whole or in part, in accordance with the following vesting schedule:
     [INSERT VESTING SCHEDULE]
     Termination Period:
     This Option shall be exercisable for three (3) months after Participant ceases to be a Service Provider, unless such termination is due to Participant’s death or Disability, in which case this Option shall be exercisable for one (1) year after Participant ceases to be Service Provider. Notwithstanding the foregoing, in no event may this Option be exercised after the Term/Expiration Date as provided above and may be subject to earlier termination as provided in Section 13(c) of the Plan.
II. AGREEMENT
     A. Grant of Option.
               The Administrator hereby grants to the individual named in the Notice of Grant attached as Part I of this Agreement (the “Participant”) an option (the “Option”) to purchase the number of Shares, as set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the “Exercise Price”), subject to the terms and conditions of the Plan, which is incorporated herein by reference. Subject to Section 18(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Award Agreement, the terms and conditions of the Plan will prevail.
               If designated in the Notice of Grant as an Incentive Stock Option (“ISO”), this Option is intended to qualify as an Incentive Stock Option under Section 422 of the Code. However, if this Option is intended to be an Incentive Stock Option, to the extent that it exceeds the $100,000 rule of Code Section 422(d) it will be treated as a Nonstatutory Stock Option (“NSO”). Further, if for any reason this Option (or portion thereof) shall not qualify as an ISO, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a NSO granted under the Plan. In no event shall the Administrator, the Company or any Parent or Subsidiary or any of their respective employees or directors have any liability to Participant (or any other person) due to the failure of the Option to qualify for any reason as an ISO.
     B. Exercise of Option.
               1. Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of the Plan and this Award Agreement.
               2. Method of Exercise. This Option is exercisable by delivery of an exercise notice, in the form attached as Exhibit A (the “Exercise Notice”) or in such other form and manner and pursuant to such procedures as determined by the Administrator, which will state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the "Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice will be completed by Participant and delivered to the Company. The Exercise Notice will be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares together with any applicable tax withholding. This Option will be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price, together with any applicable tax withholding.
     No Shares will be issued pursuant to the exercise of this Option unless such issuance and exercise comply with Applicable Laws. Assuming such compliance, for income tax purposes the Exercised Shares will be considered transferred to Participant on the date the Option is exercised with respect to such Exercised Shares.

     C. Method of Payment.
               Payment of the aggregate Exercise Price will be by any of the following, or a combination thereof:
               1. cash;
               2. check;
               3. consideration received by the Company under a formal cashless exercise program adopted by the Company in connection with the Plan; or
               4. surrender of other Shares which (a) shall be valued at its Fair Market Value on the date of exercise, and (b) must be owned free and clear of any liens, claims, encumbrances or security interests, if accepting such Shares, in the sole discretion of the Administrator, shall not result in any adverse accounting consequences to the Company.
     D. Non-Transferability of Option.
               This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Participant only by Participant. The terms of the Plan and this Award Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of Participant.
     E. Term of Option.
               This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Award Agreement.
     F. Tax Obligations.
               1. Tax Withholding. Participant agrees to make appropriate arrangements with the Company (or the Parent or Subsidiary employing or retaining Participant) for the satisfaction of all Federal, state, local, and foreign income and employment tax withholding requirements applicable to the Option exercise. Participant acknowledges and agrees that the Company may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.
               2. Notice of Disqualifying Disposition of ISO Shares. If the Option granted to Participant herein is an ISO, and if Participant sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (a) the date two years after the Grant Date, or (b) the date one year after the date of exercise, Participant will immediately notify the Company in writing of such disposition. Participant agrees that Participant may be subject to income tax withholding by the Company on the compensation income recognized by Participant.
               3. Code Section 409A. Under Code Section 409A, an option that vests after December 31, 2004 that was granted with a per share exercise price that is determined by the U.S. Internal Revenue Service (the “IRS”) to be less than the fair market value of a Share on the date of grant (a “discounted option”) may be considered “deferred compensation.” An option that is a “discounted option” may result in (a) income recognition by Participant (if they are a U.S. taxpayer) prior to the exercise of the option, (b) an additional twenty percent (20%) tax, and (c) potential penalty and interest charges. The “discounted option” may also result in additional state income, penalty and interest tax to the Participant. Participant acknowledges that the Company cannot and has not guaranteed that the IRS will agree that the per Share exercise price of this Option equals or exceeds the Fair Market Value of a Share on the Date of Grant in a later examination. Participant agrees that if the IRS determines that the Option was granted with a per share exercise price that was less than the Fair Market Value of a Share on the Date of Grant, Participant will be solely responsible for Participant’s costs related to such a determination.
               The Board reserves the right, to the extent it deems necessary or advisable in its sole discretion, to unilaterally alter or modify this Award Agreement to ensure that all Options provided to Participants who are U.S. taxpayers are made in such a manner that either qualifies for exemption from or complies with Section 409A of the Code; provided, however, that the Company makes no representation that the Options will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to the Options.
     G. Entire Agreement; Governing Law.
               The Plan is incorporated herein by reference. The Plan and this Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to Participant’s interest except by means of a writing signed by the Company and Participant. This Award Agreement is governed by the internal substantive laws, but not the choice of law rules, of Utah. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this grant or the Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of Utah and agree that such litigation shall be conducted only in the courts of Utah, Fourth District, or the federal courts for the United States for the 10th Circuit, and no other courts, where this grant is made and/or to be performed.
     H. NO GUARANTEE OF CONTINUED SERVICE.
               PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR PURCHASING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AWARD AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.
     I. Data Privacy.
               Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this Award Agreement and any other Option grant materials by and among, as applicable, the Employer, the Company and its Parents, Subsidiaries and affiliates for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.

               Participant understands that the Company and the Employer may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor, for the exclusive purpose of implementing, administering and managing the Plan (“Data”).
               Participant understands that Data will be transferred to E*TRADE FINANCIAL, or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than Participant’s country. Participant understands that Participant may request a list with the names and addresses of any potential recipients of the Data by contacting Participant’s local human resources representative. Participant authorizes the Company, E*TRADE FINANCIAL and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing Participant’s participation in the Plan. Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan. Participant understands that Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing Participant’s local human resources representative. Participant understands, however, that refusing or withdrawing consent may affect Participant’s ability to participate in the Plan. For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that Participant may contact Participant’s local human resources representative.
     J. Electronic Delivery.
               The Company may, in its sole discretion, decide to deliver any documents related to the Participant’s participation in the Plan by electronic means or to request Participant’s consent to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
     K. Severability.
               The provisions of this Award Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
[Remainder of Page Intentionally Left Blank]

     By Participant’s signature and the signature of the Company’s representative below, Participant and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Award Agreement. Participant has reviewed the Plan and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement and fully understands all provisions of the Plan and Award Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Award Agreement. Participant further agrees to notify the Company upon any change in the residence address indicated below.

PARTICIPANT:	OMNITURE, INC.

[name]
Residence Address:	[name of officer]
[title of officer]
[address 1]
[city state zip]

EXHIBIT A
OMNITURE, INC.
2006 EQUITY INCENTIVE PLAN
EXERCISE NOTICE
Omniture, Inc.
550 East Timpanogos Circle
Orem, Utah 84097
Attention: Stock Plan Administration
     1. Exercise of Option. Effective as of today,                                         ,                      , the undersigned (“Purchaser”) hereby elects to exercise Purchaser’s option (the “Option”) to purchase                      shares (the “Shares”) of the Common Stock of Omniture, Inc. (the “Company”) under and pursuant to the 2006 Equity Incentive Plan (the “Plan”) and the Award Agreement dated                                         ,                      (the “Award Agreement”). The Exercise Price for the Shares will be $                                        .                    , as required by the Award Agreement.
     2. Delivery of Payment. Purchaser herewith delivers to the Company the full Exercise Price for the Shares and any required withholding taxes to be paid in connection with the exercise of the Option.
     3. Representations of Purchaser. Purchaser acknowledges that Purchaser has received, read and understood the Plan and the Award Agreement and agrees to abide by and be bound by their terms and conditions.
     4. Rights as Stockholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Shares so acquired will be issued to Purchaser as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in Section 13 of the Plan.
     5. Tax Consultation. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser’s purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.
     6. Entire Agreement; Governing Law. The Plan and Award Agreement are incorporated herein by reference. This Exercise Notice, the Plan and the Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Purchaser’s interest except by means of a writing signed by the Company and Purchaser. The terms of this Exercise Notice are governed by, and construed in accordance with, the internal substantive laws, but not the choice of law rules, of Utah. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by the Option or the terms of the Award Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of Utah and agree that such litigation shall be conducted only in the courts of Utah, Fourth District, or the federal courts for the United States for the 10th Circuit, and no other courts, where this Option grant is made and/or to be performed.

Submitted by:	Accepted by:

PURCHASER:	OMNITURE, INC.

Signature	By

Print Name	Its

Address:	Address:

Omniture, Inc.

550 East Timpanogos Circle Orem, Utah 84097

Attention: Stock Plan Administration

Date Received

[FORM OF NON-U.S. STOCK OPTION AWARD AGREEMENT]
OMNITURE, INC.
2006 EQUITY INCENTIVE PLAN
STOCK OPTION AWARD AGREEMENT
NON-U.S. PARTICIPANTS
     Unless otherwise defined herein, the terms defined in the Omniture, Inc. 2006 Equity Incentive Plan (the “Plan”) will have the same defined meanings in this Stock Option Award Agreement (“Award Agreement”).
I. NOTICE OF STOCK OPTION GRANT

Participant’s Name:	[name]

Participant’s Address:	[address 1]
[city state zip]
     You have been granted an option to purchase Shares of the Company, subject to the terms and conditions of the Plan and this Award Agreement, including Exhibit B for Participant’s country (if any) as follows:

Grant Number:	[grant #]

Date of Grant:

Vesting Commencement Date:	[vcd]

Exercise Price per Share:	$

Total Number of Shares Granted:	[shares]

Total Exercise Price:	$[total x price]

Type of Option:	Nonstatutory Stock Option (NSO)

Term/Expiration Date:

     A. Vesting Schedule:
     Subject to accelerated vesting as set forth below or in the Plan, this Option may be exercised, in whole or in part, in accordance with the following vesting schedule:
     B. Termination Period:
     Subject to the terms of the vesting schedule above, this Option shall be exercisable for three (3) months after Participant’s active service as a Service Provider ceases, unless such termination is due to Participant’s death or Disability, in which case this Option shall be exercisable for one (1) year after Participant’s active service as a Service Provider ceases. Notwithstanding the foregoing, in no event may this Option be exercised after the Term/Expiration Date as provided above and may be subject to earlier termination as provided in Section 14(c) of the Plan.

II. AWARD AGREEMENT
     A. Grant of Option.
          The Administrator hereby grants to the individual named in the Notice of Grant attached as Part I of this Award Agreement (the “Participant”) an Option to purchase the number of Shares, as set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the “Exercise Price”), subject to the terms and conditions of the Plan and Exhibit B for Participant’s country (if any), which are incorporated herein by reference. Subject to Section 19(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan, and the terms and conditions of this Award Agreement (including any terms in Exhibit B applying to Participant’s country), the terms and conditions of the Plan will prevail.
     B. Exercise of Option.
          1. Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of the Plan and this Award Agreement, including Exhibit B for Participant’s country (if any).
          2. Method of Exercise. This Option is exercisable by delivery of an exercise notice, in the form attached as Exhibit A (the “Exercise Notice”) or in such other form and manner as determined by the Administrator, which will state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice will be completed by Participant and delivered to the Company. The Exercise Notice will be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares together with any applicable withholding taxes as set forth in Section F of this Award Agreement. This Option will be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.
               No Shares will be issued pursuant to the exercise of this Option unless such issuance and exercise comply with Applicable Laws.
     C. Method of Payment.
          Payment of the aggregate Exercise Price will be by any of the following, or a combination thereof, at the election of Participant:
          1. cash;
          2. check; or
          3. consideration received by the Company under a formal cashless exercise program adopted by the Company in connection with the Plan.
     D. Non-Transferability of Option.
          This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Participant only by Participant.

     E. Term of Option.
          This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Award Agreement (including any terms in Exhibit B applying to Participant’s country).
     F. Tax Obligations.
          1. Withholding Taxes. Regardless of any action the Company or the Parent or Subsidiary employing or retaining Participant (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related items related to Participant’s participation in the Plan and legally applicable to Participant or deemed by the Company or the Employer to be an appropriate charge to Participant even if technically due by the Company or the Employer (“Tax-Related Items”), Participant acknowledges that the ultimate liability for all Tax-Related Items is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer. Participant further acknowledges the Company and/or the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option, including, but not limited to, the grant, vesting or exercise of the Option, the subsequent sale of Shares acquired pursuant to such exercise and the receipt of dividends, if any; and (b) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Option to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if Participant has become subject to tax in more than one jurisdiction between the date of grant and the date of any relevant taxable event, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
          Prior to the relevant taxable or tax withholding event, as applicable, Participant will pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, Participant authorizes the Company and/or the Employer, at their discretion, to satisfy the obligations with regard to all Tax-Related Items legally payable by Participant by one or a combination of the following:
          (i) withholding from Participant’s wages or other cash compensation paid to Participant by the Company and/or the Employer; or
          (ii) withholding from proceeds of the sale of Shares acquired upon exercise of the Option through a voluntary sale or a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization); or
          (iii) withholding in Shares to be issued upon exercise of the Option.
          To avoid negative accounting issues, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, Participant is deemed, for tax purposes only, to have been issued the full number of Shares subject to the Option notwithstanding that a number of Shares are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of Participant’s participation in the Plan.
          Finally, Participant shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of Participant’s participation in the Plan or Participant’s purchase of Shares that cannot be satisfied by the means previously described. Participant acknowledges and agrees that the Company may refuse to honor the exercise and refuse to deliver Shares if Participant fails to comply with Participant’s obligations in connection with the Tax-Related Items, as described in this section.

          2. Code Section 409A. Under Code Section 409A, an option that vests after December 31, 2004 that was granted with a per share exercise price that is determined by the U.S. Internal Revenue Service (the “IRS”) to be less than the fair market value of a Share on the date of grant (a “discounted option”) may be considered “deferred compensation.” An option that is a “discounted option” may result in (a) income recognition by Participant (if Participant is a U.S. taxpayer) prior to the exercise of the option, (b) an additional twenty percent (20%) tax, and (c) potential penalty and interest charges. Participant acknowledges that the Company cannot and has not guaranteed that the IRS will agree that the per share exercise price of this Option equals or exceeds the fair market value of a Share on the Date of Grant in a later examination. Participant agrees that if the IRS determines that the Option was granted with a per share exercise price that was less than the fair market value of a Share on the Date of Grant, Participant will be solely responsible for Participant’s costs related to such a determination.
               The Board reserves the right, to the extent it deems necessary or advisable in its sole discretion, to unilaterally alter or modify this Award Agreement to ensure that all Options provided to Participants who are U.S. taxpayers are made in such a manner that either qualifies for exemption from or complies with Section 409A of the Code; provided, however, that the Company makes no representation that the Options will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to the Options.
     G. Entire Agreement; Governing Law.
          The Plan is incorporated herein by reference. The Plan and this Award Agreement (including any terms in Exhibit B applying to Participant’s country), constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to Participant’s interest except by means of a writing signed by the Company and Participant. This grant of Options and the provisions of the Award Agreement (including any terms in Exhibit B applying to Participant’s country) are governed by, and construed in accordance with, the internal substantive laws, but not the choice of law rules, of Utah. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this grant or the Award Agreement (including any terms in Exhibit B applying to Participant’s country), the parties hereby submit to and consent to the exclusive jurisdiction of the State of Utah and agree that such litigation shall be conducted only in the courts of Utah, Fourth District, or the federal courts for the United States for the Tenth Circuit, and no other courts, where this grant is made and/or to be performed.
     H. NO GUARANTEE OF CONTINUED SERVICE.
          PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE OPTION PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS AN EMPLOYEE, CONSULTANT OR NON-EMPLOYEE DIRECTOR AT THE WILL OF THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED AN OPTION OR PURCHASING SHARES HEREUNDER). PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AWARD AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE, CONSULTANT OR NON-EMPLOYEE DIRECTOR FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE WITH PARTICIPANT’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE PARTICIPANT’S RELATIONSHIP AS AN EMPLOYEE, CONSULTANT OR NON-EMPLOYEE DIRECTOR AT ANY TIME.
     I. Nature of Grant.
          In accepting the grant, Participant acknowledges that:

          (1) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time;
          (2) the grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of Options, or benefits in lieu of Options, even if Options have been granted repeatedly in the past;
          (3) all decisions with respect to future Option grants, if any, will be at the sole discretion of the Company;
          (4) Participant is voluntarily participating in the Plan;
          (5) the Option and the Shares underlying the Option are an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company or the Employer, and which is outside the scope of Participant’s employment contract, if any;
          (6) the Option and the Shares underlying the Option are not intended to replace any pension rights or compensation;
          (7) the Option and the Shares underlying the Option are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or the Employer or any Parent or Subsidiary or affiliate of the Company;
          (8) the Option grant and Participant’s participation in the Plan will not be interpreted to form an employment or service contract or relationship with the Company or any Parent, Subsidiary or affiliate of the Company;
          (9) the future value of the underlying Shares is unknown and cannot be predicted with certainty;
          (10) in consideration of the grant of the Option, no claim or entitlement to compensation or damages shall arise from forfeiture of the Option resulting from termination of Participant’s status as a Service Provider by the Company or the Employer (for any reason whatsoever and whether or not in breach of local labor laws) and Participant irrevocably releases the Company and the Employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing this Award Agreement, Participant shall be deemed irrevocably to have waived any entitlement to pursue such claim;
          (11) in the event of termination of Participant’s status as a Service Provider (whether or not in breach of local labor laws), Participant’s right to receive and vest in the Option under the Plan, if any, will terminate effective as of the date that Participant is no longer actively a Service Provider and will not be extended by any notice period mandated under local law (e.g., active service would not include a period of “garden leave” or similar period pursuant to local law); furthermore, in the event of termination of active service as a Service Provider (whether or not in breach of local labor laws), Participant’s right to exercise the Option after termination of service, if any, will be measured by the date of termination of Participant’s active service and will not be extended by any notice period mandated under local law; the Administrator shall have the exclusive discretion to determine when Participant is no longer actively a Service Provider for purposes of Participant’s Option grant;

          (12) the Option and the benefits under the Plan, if any, will not automatically transfer to another company in the case of a merger, take-over or transfer of liability; and
          (13) the Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s purchase or sale of the underlying Shares. Participant is hereby advised to consult with Participant’s own personal tax, legal and financial advisors regarding Participant’s participation in the Plan before taking any action related to the Plan.
     J. Data Privacy.
          Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this Award Agreement and any other Option grant materials by and among, as applicable, the Employer, the Company and its Parents, Subsidiaries and affiliates for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.
          Participant understands that the Company and the Employer may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor, for the exclusive purpose of implementing, administering and managing the Plan (“Data”).
          Participant understands that Data will be transferred to E*TRADE FINANCIAL, or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections from Participant’s country. Participant understands that Participant may request a list with the names and addresses of any potential recipients of the Data by contacting Participant’s local human resources representative. Participant authorizes the Company, E*TRADE FINANCIAL and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing Participant’s participation in the Plan. Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan. Participant understands that Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing Participant’s local human resources representative. Participant understands, however, that refusing or withdrawing consent may affect Participant’s ability to participate in the Plan. For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that Participant may contact Participant’s local human resources representative.
     K. Language.
          If Participant has received this Award Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different from the English version, the English version will control, unless otherwise prescribed by local law.
     L. Electronic Delivery.

          The Company may, in its sole discretion, decide to deliver any documents related to Participant’s participation in the Plan by electronic means or to request Participant’s consent to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
     M. Severability.
          The provisions of this Award Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
     N. Exhibit B.
          Notwithstanding any provisions in this Award Agreement, the Option will be subject to any special terms and conditions set forth in Exhibit B to this Award Agreement for Participant’s country. Moreover, if Participant relocates to one of the countries included in Exhibit B, the special terms and conditions for such country will be applicable to Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan. Exhibit B constitutes part of this Award Agreement.
     O. Imposition of Other Requirements.
          The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the Option and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
[Remainder of Page Intentionally Left Blank]

     By Participant’s signature and the signature of the Company’s representative below, Participant and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Award Agreement (including any terms in Exhibit B applying to Participant’s country). Participant has reviewed the Plan and this Award Agreement (including any terms in Exhibit B applying to Participant’s country) in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement and fully understands all provisions of the Plan and Award Agreement (including any terms in Exhibit B applying to Participant’s country). Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Award Agreement (including any terms in Exhibit B applying to Participant’s country). Participant further agrees to notify the Company upon any change in the residence address indicated below.

PARTICIPANT:	OMNITURE, INC.

[name]	By

Residence Address:
Print Name

[address 1]
[city state zip]	Title

EXHIBIT A
OMNITURE, INC.
2006 EQUITY INCENTIVE PLAN
EXERCISE NOTICE
Omniture, Inc.
550 East Timpanogos Circle
Orem, Utah 84097
Attention: Stock Plan Administration
     1. Exercise of Option. Effective as of today,                     ,                     , the undersigned (“Purchaser”) hereby elects to purchase                      shares (the “Shares”) of the Common Stock of Omniture, Inc. (the “Company”) under and pursuant to the 2006 Equity Incentive Plan (the “Plan”) and the Award Agreement dated [grant date] (the “Award Agreement”) including any terms in Exhibit B applying to Participant’s country. The Exercise Price for the Shares will be $                    .___, as required by the Award Agreement.
     2. Delivery of Payment. Purchaser herewith delivers to the Company the full Exercise Price for the Shares and any applicable Tax-Related Items as set forth in Section F of the Award Agreement.
     3. Representations of Purchaser. Purchaser acknowledges that Purchaser has received, read and understood the Plan and the Award Agreement (including any terms in Exhibit B applying to Participant’s country) and agrees to abide by and be bound by their terms and conditions.
     4. Rights as Stockholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Shares so acquired will be issued to Purchaser as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in Section 14 of the Plan.
     5. Tax Consultation. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser’s purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.
     6. Entire Agreement; Governing Law. The Plan and Award Agreement (including any terms in Exhibit B applying to Participant’s country) are incorporated herein by reference. This Exercise Notice, the Plan and the Award Agreement (including any terms in Exhibit B applying to Participant’s country) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Purchaser’s interest except by means of a writing signed by the Company and Purchaser. The terms of this Exercise Notice are governed by, and construed in accordance with, the internal substantive laws, but not the choice of law rules, of Utah. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by the Option grant or the terms of the Award Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of Utah and agree that such litigation shall be conducted only in the courts of Utah, Fourth District, or the federal courts for the United States for the Tenth Circuit, and no other courts, where this Option grant is made and/or to be performed.

Submitted by:	Accepted by:

PURCHASER:	OMNITURE, INC.

Signature	By

Print Name	Its

Address:	Address:

Omniture, Inc.
550 East Timpanogos Circle
Orem, Utah 84097
Attention: Stock Plan Administration

Date Received

EXHIBIT B
OMNITURE, INC. 2006 EQUITY INCENTIVE PLAN
STOCK OPTION AWARD AGREEMENT
SPECIAL TERMS FOR PARTICIPANTS OUTSIDE THE U.S.
This Exhibit B includes special terms and conditions applicable to Participants in the countries below. These terms and conditions are in addition to those set forth in the Award Agreement. Capitalized terms used, but not defined herein, shall have the same meanings assigned to them in the Plan and the Award Agreement.
This Exhibit B may also include information regarding exchange controls and certain other issues of which Participant should be aware with respect to Participant’s participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of June 2009. Such laws are often complex and change frequently. As a result, the Company strongly recommends that Participant not rely on the information noted herein as the only source of information relating to the consequences of Participant’s participation in the Plan because the information may be out of date at the time Participant exercises the Options or sells Shares he/she acquires under the Plan.
In addition, the information is general in nature and may not apply to Participant’s particular situation, and the Company is not in a position to assure Participant of any particular result. Accordingly, Participant is strongly advised to seek appropriate professional advice as to how the relevant laws in Participant’s country apply to his or her specific situation.
If Participant is a citizen or resident of another country, or is considered a resident of another country for local law purposes, the information contained in this Appendix may not be applicable to him or her.
Argentina
Securities Law Disclaimer
The offering of Options and any Shares issued upon exercise is a private transaction. This offer is not subject to the supervision of Argentine governmental authorities. The Options and Shares are being awarded by the Company on behalf of the Employer. The Options will not be granted on a regular or monthly basis.
Exchange Control Reporting
Participant acknowledges and understands that under regulations adopted by the Argentine Monetary and Banking Authority (“BCRA”), he or she may purchase and remit foreign currency with a value of up to US$2,000,000 per month for the purpose of acquiring foreign securities, including Shares of the Company, without prior approval from the BCRA. However, Participant must execute and submit an affidavit to the BCRA, at the time the foreign currency is purchased, confirming that he or she has not purchased and remitted in excess of US$2,000,000 during the relevant month. Participant should consult with his or her legal advisor regarding any approval or reporting obligations that he or she may have with respect to the exercise of Options, the ownership of Shares and/or the receipt of cash payments from abroad.
Australia
Securities Law Disclaimer
Participant acknowledges and understands that if Participant acquires Shares upon exercise of the Option and Participant offers the Shares for sale to a person or entity resident in Australia, the offer may be subject to disclosure requirements under Australian law. Participant acknowledges and understands that Participant should obtain legal advice on the disclosure obligations prior to making any such offer.
Exchange Control Reporting
Exchange control reporting is required for cash transactions exceeding A$10,000 and international fund transfers. The Australian bank assisting with the transaction will file the report. If there is no Australian bank involved in the transfer, Participant will be required to file the report.
Belgium

Share Account Reporting
If Participant is a Belgian resident, Participant acknowledges and understands that Participant is required to report any security or bank account (including brokerage accounts) maintained outside of Belgium on his or her annual tax return.
Brazil
Exchange Control Reporting
Participant acknowledges and understands that if he or she is resident or domiciled in Brazil that he or she must submit a declaration of assets and rights held outside of Brazil to the Central Bank annually, if the aggregate value of Participant’s assets and rights exceeds US$100,000. Assets and rights that must be reported include: (i) bank deposits; (ii) loans; (iii) financing transactions; (iv) leases; (v) direct investments; (vi) portfolio investments, including Shares of the Company; (vii) financial derivative investments; and (viii) other investments such as real estate.
Intent to Comply with Law
By accepting the Options, Participant agrees that he or she will comply with Brazilian law when the Shares acquired upon exercise of the Options are sold. Participant also agrees to report and pay any and all taxes associated with the exercise of the Options and sale of any Shares issued when the Options are exercised.

Canada
Resale of Shares
Participant is permitted to sell Shares acquired upon exercise of the Options through a designated broker provided the resale of Shares takes place outside of Canada through the stock exchange on which the Shares are listed. Currently, the Company’s Shares are listed on the Nasdaq Global Market.
Termination Period
This provision replaces Section I(11) of the Award Agreement:
In the event that Participant ceases to be a Service Provider for any reason other than death or Disability (whether or not in breach of local labor laws), Participant’s right to receive additional options or to vest in the Option will end as of the date that is the earlier of (1) the date Participant receives notice of termination of service as a Service Provider, or (2) the date on which Participant is no longer actively providing service as a Service Provider, regardless of any notice period or period of pay in lieu of such notice required under local law (including, but not limited to statutory law, regulatory law and/or common law). Furthermore, in the event of termination of active service as a Service Provider (whether or not in breach of local labor laws), Participant’s right to exercise the Option after termination of service, if any, will be measured by the date of termination of Participant’s active service and will not be extended by any notice period mandated under local law. The Administrator shall have the exclusive discretion to determine when Participant is no longer actively providing service for purposes of the Option.
Data Privacy Notice and Consent
This provision supplements Section J of the Award Agreement:
Participant hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or otherwise, involved in the administration and operation of the Plan. Participant further authorizes the Company and/or any Parent, Subsidiary or affiliate of the Company to record such information in his or her employee file.
Consent to Receive Information in English for Quebec Participants
The parties acknowledge that it is their express wish that the present agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.
Les parties reconnaissent avoir exigé la rédaction en anglais de la présente convention, ainsi que de tous documents exécutés, avis donnés et proćedures judiciares intentées, directement ou indirectement, relativement á ou suite á la présente convention.

China
Form of Payment
Due to legal restrictions in China, Participant acknowledges and understands that payment of the Exercise Price may be made solely by delivery (on a form approved by the Administrator) of an irrevocable direction to a securities broker approved by the Company to sell all of the Shares issued upon exercise of the Option and to deliver to the Company from the sale proceeds an amount sufficient to pay the Exercise Price and any Tax-Related Items, unless the Company decides that a cashless sell-all exercise restriction is not required. The balance of the sale proceeds, if any, will be delivered to Participant. All cashless exercises of the Option shall be made through a broker approved by the Company to handle such transactions.
Exchange Control Information
Participant understands and agrees that, due to exchange control laws in China, Participant may be required to immediately repatriate the cash sale proceeds from the exercise of the Option to China. Participant further understands that such repatriation of the proceeds may need to be effected through a special exchange control account established by the Company or a Parent, Subsidiary or affiliate and Participant hereby consents and agrees that the proceeds from the Option exercise may be transferred to such special account prior to being delivered to Participant’s personal account.
Denmark
Exchange Control Reporting
If Participant establishes an account holding Shares or an account holding cash outside Denmark, he or she must report the account to the Danish Tax Administration. The form which should be used in this respect can be obtained from a local bank. (These obligations are separate from and in addition to the obligations described below.)
Share Account Reporting
Participant may hold Shares acquired through the Plan in a safety-deposit account (e.g., a brokerage account) with either a Danish bank or with an approved foreign broker or bank. If the Shares are held with a foreign broker or bank, Participant is responsible for informing the Danish Tax Administration about the safety-deposit account. For this purpose, Participant must file a Form V (Erklaering V) with the Danish Tax Administration.
In addition, if Participant opens a brokerage account (or a deposit account with a U.S. bank), the brokerage account (or bank account, as applicable) will be treated as a deposit account because cash can be held in the account. Therefore, Participant must also file a Form K (Erklaering K) with the Danish Tax Administration.
If Participant uses the cashless sell-all method of exercise (whereby all Shares to which Participant is entitled are sold immediately upon exercise of the Options), Participant is not required to file a Form V because Participant will not hold any Shares. However if Participant opens a deposit account with a foreign broker or bank to hold the cash proceeds, Participant is required to file a Form K as described above.
Labor Law Acknowledgment
By accepting this Option, Participant acknowledges that he or she understands and agrees that this grant relates to future services to be performed and is not a bonus or compensation for past services.
Estonia
No country-specific terms apply.
Finland
No country-specific terms apply.
Germany
Exchange Control Reporting
Participant acknowledges and understands that cross-border payments in excess of €12,500 must be reported monthly. If Participant uses a German bank to transfer a cross-border payment in excess of €12,500 in connection with the purchase or sale of Shares, the bank will make the report. In addition, Participant must report any receivables or payables or debts in foreign currency exceeding an amount of €5,000,000 on a monthly basis. Finally, Participant must also report his or her holdings annually in the unlikely event that Participant holds Shares representing 10% or more of the total or voting capital of the Company.
Hong Kong
Securities Law Disclaimer
The contents of the Award Agreement have not been reviewed by any regulatory authority in Hong Kong. Participant is advised to exercise caution in relation to the offer. If Participant has any doubt about any of the contents of the Award Agreement or the Plan, Participant should obtain independent professional advice.
This offer of the Option and the Shares underlying the Option is not a public offer of securities and is available only for Employees, Directors and Consultants of the Company or any of its Parents, Subsidiaries, or affiliates participating in the Plan.
Sale of Shares
In the event the Option vests within six months of the Date of Grant, Participant agrees that he or she will not exercise the Option and sell the Shares acquired prior to the six-month anniversary of the Date of Grant.

India
Fringe Benefit Tax
In accepting the Option, Participant consents and agrees to assume any and all liability for fringe benefit tax that may be payable by the Company and/or the Employer in connection with the Option. Participant further understands that the Option is contingent upon Participant’s agreement to assume liability for any fringe benefit tax payable on the Option.
In accepting the Option, Participant agrees that the Company and/or the Employer may collect the fringe benefit tax from Participant by any of the means set forth in section F of the Award Agreement or by any other reasonable method established by the Company and/or the Employer. Participant also agrees to execute any other consents or elections required to accomplish the foregoing, promptly upon request by the Company and/or the Employer.
Exchange Control Reporting
Participant understands that he or she must repatriate to India any proceeds from the sale of Shares acquired under the Plan and any dividends received in relation to the Shares and convert the funds into local currency within ninety (90) days of receipt. Participant must obtain a foreign inward remittance certificate (“FIRC”) from the bank where the foreign currency is deposited and maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or the Employer requests proof of repatriation.
Italy
Form of Payment
Due to legal restrictions in Italy, Participant acknowledges and understands that payment of the Exercise Price may be made solely by delivery (on a form approved by the Administrator) of an irrevocable direction to a securities broker approved by the Company to sell all of the Shares issued upon exercise of the Option and to deliver to the Company from the sale proceeds an amount sufficient to pay the Exercise Price and any Tax-Related Items, unless the Company decides that a cashless sell-all exercise restriction is not required. The balance of the sale proceeds, if any, will be delivered to Participant. All cashless exercises of the Option shall be made through a broker approved by the Company to handle such transactions.
Data Privacy
This provision replaces Section J of the Award Agreement.
Participant understands that the Company and the Employer as the Privacy Representative of the Company in Italy, may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance or other identification number, salary, nationality, job title, any Shares or directorships held in the Company or any Parent, Subsidiary or affiliate, details of all Options or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor, and that the Company and the Employer will process said data and other data lawfully received from third party (“Personal Data”) for the exclusive purpose of managing and administering the Plan and complying with applicable laws, regulations and Community legislation. Participant also understands that providing the Company with Personal Data is mandatory for compliance with laws and is necessary for the performance of the Plan and that Participant’s denial to provide Personal Data would make it impossible for the Company to perform its contractual obligations and may affect Participant’s ability to participate in the Plan. Participant understands that Personal Data will not be publicized, but it may be accessible by the Employer as the Privacy Representative of the Company and within the Employer’s organization by its internal and external personnel in charge of processing, and by the data Processor, if appointed. The updated list of Processors and of the subjects to which Data are communicated will remain available upon request at the Employer. Furthermore, Personal Data may be transferred to banks, other financial institutions or brokers involved in the management and administration of the Plan. Participant understands that Personal Data may also be transferred to the independent registered public accounting firm engaged by the Company, and also to the legitimate addressees under applicable laws. Participant further understands that the Company and its Subsidiaries will transfer Personal Data amongst themselves as necessary for the purpose of implementation, administration and management of Participant’s participation in the Plan, and that the Company and its Subsidiaries may each further transfer Personal Data to third parties assisting the Company in the implementation, administration and management of the Plan, including any requisite transfer of Personal Data to a broker or other third party with whom Participant may elect to deposit any Shares acquired under the Plan or any proceeds from the sale of such Shares. Such recipients may receive, possess, use, retain and transfer Personal Data in electronic or other form, for the purposes of implementing, administering and managing Participant’s participation in the Plan. Participant understands that these recipients may be acting as Controllers, Processors or persons in charge of processing, as the case may be, according to applicable privacy laws, and that they may be located in or outside the European Economic Area, such as in the United States or elsewhere, in countries that do not provide an adequate level of data protection as intended under Italian privacy law.
Should the Company exercise its discretion in suspending all necessary legal obligations connected with the management and administration of the Plan, it will delete Personal Data as soon as it has accomplished all the necessary legal obligations connected with the management and administration of the Plan.
Participant understands that Personal Data processing related to the purposes specified above shall take place under automated or non-automated conditions, anonymously when possible, that comply with the purposes for which Personal Data is collected and with confidentiality and security provisions as set forth by applicable laws and regulations, with specific reference to Legislative Decree no. 196/2003.
The processing activity, including communication, the transfer of Personal Data abroad, including outside of the European Economic Area, as specified herein and pursuant to applicable laws and regulations, does not require Participant’s consent thereto as the processing is necessary to performance of law and contractual obligations related to implementation, administration and management of the Plan. Participant understands that, pursuant to section 7 of the Legislative Decree no. 196/2003, he or she has the right at any moment to, including, but not limited to, obtain confirmation that Personal Data exists or not, access, verify its contents, origin and accuracy, delete, update, integrate, correct, blocked or stop, for legitimate reason, the Personal Data processing. To exercise privacy rights, Participant should contact the Employer. Furthermore, Participant is aware that Personal Data will not be used for direct marketing purposes. In addition, Personal Data provided can be reviewed and questions or complaints can be addressed by contacting Participant’s human resources department.
Plan Document Acknowledgement
In accepting the Option, Participant acknowledges that he or she has received a copy of the Plan and the Award Agreement and has reviewed the Plan and the Award Agreement, including this Exhibit B, in their entirety and fully understands and accepts all provisions of the Plan and the Award Agreement, including this Exhibit B.
Participant further acknowledges that he or she has read and specifically and expressly approves the following paragraphs of the Award Agreement: Tax Obligations; Entire Agreement; Governing Law; No Guarantee of Continued Service; Nature of Grant; Language; and the Data Privacy paragraph included in this Exhibit B.
Japan
Exchange Control Reporting
If Participant acquires Shares valued at more than ¥100,000,000 in a single transaction, Participant must file a Securities Acquisition Report with the Ministry of Finance through the Bank of Japan within 20 days of the purchase of the Shares.
In addition, if Participant pays more than ¥30,000,000 in a single transaction for the purchase of Shares when Participant exercises the Option, he or she must file a Payment Report with the Ministry of Finance through the Bank of Japan by the 20th day of the month following the month in which the payment was made. The precise reporting requirements vary depending on whether or not the relevant payment is made through a bank in Japan.
A Payment Report is required independently from a Securities Acquisition Report. Therefore, if the total amount that Participant pays upon a one-time transaction for exercising the Option and purchasing Shares exceeds ¥100,000,000, then Participant must file both a Payment Report and a Securities Acquisition Report.
Korea
Exchange Control Reporting
If Participant realizes US$500,000 or more from the sale of Shares, he or she must repatriate the proceeds to Korea within eighteen months of the sale.
In addition, if Participant remits funds to purchase Shares, the remittance has to be “confirmed” by a foreign exchange bank in Korea. This is an automatic procedure (i.e., the bank does not need to “approve” the remittance), and it should take no more than a single day to process. To receive the confirmation, Participant should submit (i) a prescribed form application, (ii) the Notice of Grant, the

Award Agreement and any other Plan documents Participant received, and (iii) certificates of employment with his or her local employer. Participant should check with the bank to determine whether there are any additional requirements. This confirmation is not necessary for cashless sell-all exercises since there is no remittance out of Korea.
Mexico
Labor Law Acknowledgment
By accepting the Option, Participant acknowledges, understands and agrees that: (i) the Option is not related to the salary and other contractual benefits granted to Participant by the Employer; (ii) any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of Participant’s employment; and (iii) any benefit realized under the Plan is a fringe benefit.
Policy Statement
The invitation the Company is making under the Plan is unilateral and discretionary and, therefore, the Company reserves the absolute right to amend it and discontinue it at any time without any liability to Participant.
This invitation and the acquisition of Shares do not, in any way, establish a labor relationship between Participant and the Company, and it does not establish any rights between Participant and the Employer.
La invitación que the Company hace en relación con el Plan es unilateral y discrecional, por lo tanto, the Company se reserva el derecho absoluto para modificar o terminar el mismo, sin ninguna responsabilidad para usted.
Esta invitación y, en su caso, la adquisición de acciones, de ninguna manera establecen relación laboral alguna entre usted y the Company y tampoco establece derecho alguno entre usted y su empleador.
The Netherlands
Prohibition Against Insider Trading
Participants that are residents of the Netherlands should be aware of the Dutch insider trading rules, which may impact the sale of any Shares issued upon exercise of the Options. In particular, Participant may be prohibited from effecting certain Share transactions if he or she has insider information regarding the Company. Below is a discussion of the applicable restrictions. Participant is advised to read the discussion carefully to determine whether the insider rules could apply to him or her. If it is uncertain whether the insider rules apply, the Company recommends that Participant consult with his or her legal advisor. Please note that the Company cannot be held liable if a Participant violates the Dutch insider trading rules. Participant is responsible for ensuring his or her compliance with these rules.
Dutch securities laws prohibit insider trading. Under Article 46 of the Act on the Supervision of the Securities Trade 1995, anyone who has “inside information” related to the Company is prohibited from effectuating a transaction in securities in or from the Netherlands. “Inside information” is knowledge of a detail concerning the issuer to which the securities relate that is not public and which, if published, would reasonably be expected to affect the stock price, regardless of the development of the price. The insider could be any Participant of the Company or its Dutch Parent or Subsidiary who has inside information as described above.
Given the broad scope of the definition of inside information, certain Participants of the Company working at its Dutch Parent or Subsidiary may have inside information and, thus, would be prohibited from effectuating a transaction in securities in the Netherlands at a time when they had such inside information. By entering into the Award Agreement and participating in the Plan, Participant acknowledges having read and understood the paragraphs above and acknowledges that it is his or her responsibility to comply with the Dutch insider trading rules, as discussed herein.
Poland
Restriction on Type of Shares Issued
Upon exercise, Participant will receive newly issued Shares only. In no event will treasury Shares be issued upon exercise of the Option.
Exchange Control Reporting
By accepting this Option, Participant acknowledges that he or she is required to transfer funds through a bank account if the transfer amount exceeds €15,000. In addition, if Participant is a resident of Poland, Participant acknowledges that he or she is responsible for complying with exchange control laws in Poland and is required to report any Shares held upon exercise of the Option to the National Bank of Poland.
Singapore
Securities Law Disclaimer
The grant of the Option is being made in reliance on Section 273(1)(f) of the Securities and Futures Act (Cap. 289) (“SFA”) pursuant to which it is exempt from the prospectus and registration requirements under the SFA.
Director Notification
Participant understands and acknowledges that if Participant is a director, associate director or shadow director of a Singapore Parent, Subsidiary or affiliate of the Company, Participant is subject to certain notification requirements under the Singapore Companies Act, regardless of whether Participant is a Singapore resident or employed in Singapore. Among these requirements is an obligation to notify the Singapore Parent, Subsidiary or affiliate in writing when Participant receives an interest (e.g., an Option Shares) in the Company. In addition, Participant must notify the Singapore Parent, Subsidiary or affiliate when Participant sells Shares of the Company (including when Participant sells Shares acquired under the Plan). These notifications must be made within two days of acquiring or disposing of any interest in the Company. In addition, a notification must be made of Participant’s interests in the Company within two days of becoming a director, associate director or shadow director.

Spain
Nature of Grant
This provision supplements section I of the Award Agreement. In accepting the grant, Participant acknowledges that he or she consents to participation in the Plan and has received a copy of the Plan.
Participant understands that the Company, in its sole discretion, has unilaterally and gratuitously decided to grant Options under the Plan to individuals who may be Employees of the Company or a Parent, Subsidiary or affiliate throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company or a Parent, Subsidiary or affiliate on an ongoing basis. Consequently, Participant understands that the Option is granted on the assumption and condition that the Option and the Shares issued upon exercise of the Option shall not become a part of any employment contract (either with the Company or a Parent, Subsidiary or affiliate) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. In addition, Participant understands that the grant of the Option would not be made to Participant but for the assumptions and conditions referred to above; thus, Participant acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any Option grant shall be null and void.
Exchange Control Reporting
When receiving foreign currency payments derived from the ownership of Shares (i.e., as a result of the sale of the Shares), Participant must inform the financial institution receiving the payment, the basis upon which such payment is made. Participant will need to provide the institution with the following information: (i) his or her name, address, and fiscal identification number; (ii) the name and corporate domicile of Company; (iii) the amount of the payment; (iv) the currency used; (v) the country of origin; (vi) the reasons for the payment; and (vii) additional information that may be required.
If Participant wishes to import the ownership title of the Shares (i.e., share certificates) into Spain, he or she must declare the importation of such securities to the Dirección General de Política Comercial e Inversiones Exteriores.
To participate in the Plan, Participant must comply with exchange control regulations in Spain that require that the purchase of Shares be declared for statistical purposes. If a Spanish financial institution executes the transaction, the institution will automatically make the declaration on Participant’s behalf; otherwise, it is Participant’s responsibility to make the declaration. In addition, Participant must file a declaration of ownership of foreign securities each January.
Sweden
No country-specific terms apply.
Taiwan
Exchange Control Reporting
If Participant is a resident of Taiwan (including an expatriate holding an Alien Resident Certificate), Participant may acquire foreign currency to purchase Shares and remit the same out of or into Taiwan up to US$5,000,000 per year without justification. If Participant is an expatriate employee who does not have an Alien Resident Certificate, Participant may remit into Taiwan and convert to local currency up to US$100,000 at each remittance with no annual limitation. Remittance of funds for the purchase of Shares must be made through an authorized foreign exchange bank. If the transaction amount is TWD500,000 or more in a single transaction, Participant must submit a Foreign Exchange Transaction Form to the remitting bank. If the transaction amount is US$500,000 or more in a single transaction, Participant must also provide supporting documentation to the satisfaction of the remitting bank.
United Arab Emirates/Dubai
Securities Law Disclaimer
The Plan is being offered only to qualified employees and is in the nature of providing equity incentives to Employees of the Company’s affiliate in the U.A.E.

United Kingdom
Tax and National Insurance Contributions Acknowledgment
These provisions supplement Section F of the Award Agreement:
Participant agrees that, if he or she does not pay or the Employer or the Company does not withhold from Participant the full amount of Tax-Related Items that he or she owes upon the exercise of the Option, or the release or assignment of the Option for consideration, or the receipt of any other benefit in connection with the Options (the “Taxable Event”) within 90 days after the Taxable Event, or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003, then the amount that should have been withheld shall constitute a loan owed by Participant to the Employer, effective 90 days after the Taxable Event. Participant agrees that the loan will bear interest at the official rate of Her Majesty’s Revenue and Customs (“HMRC”) and will be immediately due and repayable by Participant, and the Company and/or the Employer may recover it at any time thereafter by withholding the funds from salary, bonus or any other funds due to Participant by the Employer, by withholding in Shares issued upon exercise of the Option or from the cash proceeds from the sale of Shares, or by demanding cash or a check from Participant. Participant also authorizes the Company to delay the issuance of any Shares to Participant unless and until the loan is repaid in full.
Notwithstanding the foregoing, if Participant is an officer or executive director (as within the meaning of Section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended), the terms of the immediately foregoing provision will not apply. In the event that Participant is an officer or executive director and Tax-Related Items are not collected from or paid by Participant within 90 days of the Taxable Event, the amount of any uncollected Tax-Related Items may constitute a benefit to Participant on which additional income tax and national insurance contributions may be payable. Participant acknowledges that the Company or the Employer may recover any such additional income tax and national insurance contributions at any time thereafter by any of the means referred to in Section F of the Award Agreement.
Joint Election for Transfer of Secondary Class 1 National Insurance Contributions to Participant. As a condition of the issuance of Shares upon exercise of the Option and delivery of such Shares to Participant, Participant agrees to accept any liability for secondary Class 1 national insurance contributions (“Employer NICs”), which may be payable by the Company or the Employer in connection with the Option. To accomplish the foregoing, Participant agrees to execute a joint election between himself or herself and the Company and/or Employer (the “Joint Election”), in the form specified and/or approved for such Election by HMRC and provided to Participant by the Company or the Employer. Participant further agrees to enter into such other joint elections as may be required between himself or herself and any successor to the Company and/or the Employer. Participant agrees to enter into a Joint Election prior to the exercise of the Option. If Participant does not enter into a Joint Election prior to exercise of the Option, any purported exercise of the Option shall be null and void without any liability to the Company and/or the Employer. Participant further agrees that the Company and/or the Employer may collect the Employer NICs from Participant by any of the means set forth in Section F of the Award Agreement

[FORM OF FRENCH STOCK OPTION AWARD AGREEMENT]
OMNITURE, INC.
2006 EQUITY INCENTIVE PLAN
STOCK OPTION AWARD AGREEMENT
PARTICIPANTS IN FRANCE
     Unless otherwise defined herein, the terms defined in the Omniture, Inc. 2006 Equity Incentive Plan (the “U.S. Plan”) and the Rules of the Omniture, Inc. 2006 Equity Incentive Plan for the Grant of Options to Participants in France (the “French Plan,” together with the U.S. Plan, the “Plan”) will have the same defined meanings in this Award Agreement.
I. NOTICE OF STOCK OPTION GRANT

Participant’s Name:	[INSERT NAME]

Participant’s Address:
     You have been granted an option to purchase Shares of the Company, subject to the terms and conditions of the Plan and this Award Agreement, as follows:

Grant Number:	[INSERT GRANT NO.]

Grant Date:	[INSERT GRANT DATE]

Vesting Commencement Date:	[INSERT VCD]

Exercise Price per Share: $	[INSERT PRICE/SHARE]

Total Number of Shares Granted:	[INSERT SHARES]

Total Exercise Price: $	[INSERT TOTAL X PRICE]

Type of Option:	Nonstatutory Stock Option (NSO)

Term/Expiration Date:	[INSERT TERM DATE]
     Vesting Schedule:
     Subject to accelerated vesting as set forth below or in the Plan, this Option may be exercised, in whole or in part, in accordance with the following vesting schedule:
     [INSERT VESTING SCHEDULE]

     Termination Period:
     This Option shall be exercisable for three (3) months after Participant’s active service as a Service Provider ceases, unless such termination is due to Participant’s (i) Disability (as defined in the French Plan), in which case this Option shall be exercisable for one (1) year after Participant’s active service as a Service Provider ceases or (ii) death, in which case this Option shall be exercisable for six (6) months after the Participant’s death. Notwithstanding the foregoing and except in the event of the Participant’s death, in no event may this Option be exercised after the Term/Expiration Date as provided above and may be subject to earlier termination as provided in Section 14(c) of the U.S. Plan.
II. AWARD AGREEMENT
     A. Grant of Option.
          The Administrator hereby grants to individual named in the Notice of Grant attached as Part I of this Award Agreement (the “Participant”) an option (the “Option”) to purchase the number of Shares, as set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the “Exercise Price”), subject to the terms and conditions of the Plan, which are incorporated herein by reference. Subject to Section 19(c) of the U.S. Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Award Agreement, the terms and conditions of the U.S. Plan or French Plan, as applicable, will prevail.
     B. Exercise of Option.
          1. Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of the Plan and this Award Agreement.
          2. Method of Exercise. This Option is exercisable by delivery of an exercise notice, in the form attached as Exhibit A (the “Exercise Notice”) or in such other form and manner as determined by the Administrator, which will state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice will be completed by Participant and delivered to the Company. The Exercise Notice will be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares together with any applicable withholding taxes as set forth in Section H of this Award Agreement. This Option will be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.
     No Shares will be issued pursuant to the exercise of this Option unless such issuance and exercise comply with Applicable Laws.
     C. Method of Payment.
     Payment of the aggregate Exercise Price will be by any of the following, or a combination thereof, at the election of Participant:
          1. cash;

          2. check; or
          3. consideration received by the Company under a formal cashless exercise program adopted by the Company in connection with the Plan.
     D. Non-Transferability of Option.
          This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Participant only by Participant.
     E. Term of Option.
          This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Award Agreement.
     F. Restrictions on Sale of Shares. Notwithstanding any provisions of the U.S. Plan or this Award Agreement to the contrary, in the event Participant vests in and exercises the Option prior to the fourth anniversary of the Grant Date, after issuance of the Shares to Participant upon exercise of the Option, Participant will not be permitted to sell, transfer, pledge, hypothecate or assign such Shares until the fourth anniversary of the Grant Date or such other date as is required to comply with the applicable holding period for French-qualified Options set forth by Section 163 bis C of the French Tax Code, as amended. If the holding period applicable to Shares underlying the French-qualified Options is not met, this Option may not receive favorable tax and social security treatment under French law. This restriction does not apply in the event of Participant’s death and Disability (as defined in the French Plan). In the event of Forced Retirement or dismissal as defined by Section 91 — ter of Exhibit II of the French Tax Code, as amended, and as construed by the French Tax Circulars and subject to fulfillment of selected conditions for French-qualified Options, this holding period restriction does not apply for Options that have been exercised at least three (3) months prior to the effective date of the Forced Retirement or at least three (3) months prior to the receipt of the notice of dismissal by Participant.
     G. Specific Restriction for Managing Directors. Notwithstanding any provision in this Award Agreement, if Participant is a managing director under French law (“mandataires sociaux,” i.e., Président du Conseil d’Administration, Directeur Général, Directeur Général Délégué, Membre du Directoire, Gérant de Sociétés par actions), the Administrator, in its sole discretion, may (i) prohibit Participant from exercising all or a portion of the Option or (ii) require Participant to hold a certain percentage of the Shares acquired upon exercise of the Option in a brokerage account designated by the Company, until such time as Participant ceases to serve as a managing director. The Administrator shall exercise its discretion under this Section G only to the extent that it is a requirement for French-qualified Options to impose such restrictions on managing directors.
     H. Tax Obligations.
          1. Withholding Taxes. Regardless of any action the Company or the Parent or Subsidiary employing or retaining Participant (the “Employer”) takes with respect to any or all income tax, social security, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), Participant acknowledges that the ultimate liability for all Tax-Related Items legally due by Participant is and remains Participant’s responsibility and that the Company and/or the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option, including, but not limited to, the grant, vesting or exercise of the Option, the subsequent sale of Shares acquired pursuant to such exercise and the receipt of dividends, if any; and (b) do not commit to continue to structure the terms of the grant or any aspect of the Option to reduce or eliminate Participant’s liability for Tax-Related Items.

               Prior to the relevant taxable event, Participant agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all withholding and payment on account obligations of the Company and/or the Employer. In this regard, if permissible under local law, Participant authorizes the Company and/or the Employer, at their discretion, to satisfy the obligations with regard to all Tax-Related Items legally payable by Participant by one or a combination of the following:
               (i) withholding from Participant’s wages or other cash compensation paid to Participant by the Company and/or the Employer; or
               (ii) withholding from proceeds of the sale of Shares acquired upon exercise of the Option; or
               (iii) arranging for the sale of Shares acquired upon exercise of the Option (on Participant’s behalf and at Participant’s direction pursuant to this authorization); or
               (iv) withholding in Shares, provided that the Company only withholds the amount of Shares necessary to satisfy the minimum withholding amount or such other amount as may be necessary to avoid adverse accounting treatment. If the Company satisfies the obligation for Tax-Related Items by withholding a number of Shares as described herein, Participant shall be deemed, for tax purposes only, to have been issued the full number of Shares subject to the exercised portion of the Option, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items due as a result of the exercise of the Option.
               Finally, Participant shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of Participant’s participation in the Plan or Participant’s purchase of Shares that cannot be satisfied by the means previously described. Participant acknowledges and agrees that the Company may refuse to honor the exercise and refuse to deliver Shares if Participant fails to comply with Participant’s obligations in connection with the Tax-Related Items as described in this section.
          2. Code Section 409A. Under Code Section 409A, an option that vests after December 31, 2004 that was granted with a per share exercise price that is determined by the U.S. Internal Revenue Service (the “IRS”) to be less than the fair market value of a Share on the date of grant (a “discounted option”) may be considered “deferred compensation.” An option that is a “discounted option” may result in (a) income recognition by Participant (if they are a U.S. taxpayer) prior to the exercise of the option, (b) an additional twenty percent (20%) tax, and (c) potential penalty and interest charges. Participant acknowledges that the Company cannot and has not guaranteed that the IRS will agree that the per share exercise price of this Option equals or exceeds the fair market value of a Share on the Date of Grant in a later examination. Participant agrees that if the IRS determines that the Option was granted with a per share exercise price that was less than the fair market value of a Share on the Date of Grant, Participant will be solely responsible for Participant’s costs related to such a determination.
               The Board reserves the right, to the extent it deems necessary or advisable in its sole discretion, to unilaterally alter or modify this Award Agreement to ensure that all Options provided to Participants who are U.S. taxpayers are made in such a manner that either qualifies for exemption from or complies with Section 409A of the Code; provided, however, that the Company makes no representation that the Options will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to the Options.

     I. Entire Agreement; Governing Law.
          The Plan is incorporated herein by reference. The Plan and this Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to Participant’s interest except by means of a writing signed by the Company and Participant. This grant of Options and the provisions of the Award Agreement are governed by, and construed in accordance with the internal substantive laws, but not the choice of law rules, of Utah. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this grant or the Award Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of Utah and agree that such litigation shall be conducted only in the courts of Utah, Fourth District, or the federal courts for the United States for the 10th Circuit, and no other courts, where this grant is made and/or to be performed.
     J. NO GUARANTEE OF CONTINUED SERVICE.
          PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS AN EMPLOYEE, CONSULTANT OR NON-EMPLOYEE DIRECTOR AT THE WILL OF THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED AN OPTION OR PURCHASING SHARES HEREUNDER). PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AWARD AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE, CONSULTANT OR NON-EMPLOYEE DIRECTOR FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE WITH PARTICIPANT’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE PARTICIPANT’S RELATIONSHIP AS AN EMPLOYEE, CONSULTANT OR NON-EMPLOYEE DIRECTOR AT ANY TIME.
     K. Nature of Grant.
          In accepting the grant, Participant acknowledges that:
          1. the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Award Agreement;
          2. the grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of Options, or benefits in lieu of Options, even if Options have been granted repeatedly in the past;
          3. all decisions with respect to future Option grants, if any, will be at the sole discretion of the Company;
          4. Participant is voluntarily participating in the Plan;
          5. the Option is an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company or the Employer, and which is outside the scope of Participant’s employment contract, if any;
          6. the Option is not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or the Employer;
          7. in the event that Participant is not an employee of the Company, the Option grant and Participant’s participation in the Plan will not be interpreted to form an employment contract or relationship with the Company; and furthermore, the Option grant will not be interpreted to form an employment contract with any Parent, Subsidiary or affiliate of the Company;
          8. the future value of the underlying Shares is unknown and cannot be predicted with certainty;
          9. if the underlying Shares do not increase in value, the Option will have no value;
          10. if Participant exercises the Option and obtains Shares, the value of those Shares acquired upon exercise may increase or decrease in value, even below the Exercise Price;
          11. in consideration of the grant of the Option, no claim or entitlement to compensation or damages shall arise from termination of the Option or diminution in value of the Option or Shares purchased through exercise of the Option resulting from termination of Participant’s status as a Service Provider by the Company or the Employer (for any reason whatsoever and whether or not in breach of local labor laws) and Participant irrevocably releases the Company and the Employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing this Award Agreement, Participant shall be deemed irrevocably to have waived any entitlement to pursue such claim;
          12. in the event of termination of Participant’s status as a Service Provider (whether or not in breach of local labor laws), Participant’s right to vest in the Option under the Plan, if any, will terminate effective as of the date that Participant is no longer actively a Service Provider and will not be extended by any notice period mandated under local law (e.g., active service would not include a period of “garden leave” or similar period pursuant to local law); furthermore, in the event of termination of active service as a Service Provider (whether or not in breach of local labor laws), Participant’s right to exercise the Option after termination of service, if any, will be measured by the date of termination of Participant’s active service and will not be extended by any notice period mandated under local law; the Administrator shall have the exclusive discretion to determine when Participant is no longer actively a Service Provider for purposes of the Participant’s Option grant;
          13. the Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the underlying Shares; and
          14 Participant is hereby advised to consult with Participant’s own personal tax, legal and financial advisors regarding Participant’s participation in the Plan before taking any action related to the Plan.
     L. Data Privacy.
          Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this Award Agreement and any other Option grant materials by and among, as applicable, the Employer, the Company and its Parents, Subsidiaries and affiliates for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.

          Participant understands that the Company and the Employer may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor, for the exclusive purpose of implementing, administering and managing the Plan (“Data”).
          Participant understands that Data will be transferred to E*TRADE FINANCIAL, or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than France. Participant understands that Participant may request a list with the names and addresses of any potential recipients of the Data by contacting Participant’s local human resources representative. Participant authorizes the Company, E*TRADE FINANCIAL and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing Participant’s participation in the Plan. Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participants participation in the Plan. Participant understands that Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing Participant’s local human resources representative. Participant understands, however, that refusing or withdrawing consent may affect Participant’s ability to participate in the Plan. For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that Participant may contact Participant’s local human resources representative.
     M. Language.
          If Participant has received this Award Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control, unless otherwise prescribed by local law.
     N. Electronic Delivery and Acceptance.
          The Company may, in its sole discretion, decide to deliver any documents related to the Participant’s participation in the Plan by electronic means or request Participant’s consent to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and, if requested, agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
     O. Disqualification of French-qualified Options. If the French-qualified Options are otherwise modified or adjusted in a manner in keeping with the U.S. Plan or as mandated as a matter of law and the modification or adjustment is contrary to the terms and conditions of the French Plan or French laws, the Options may no longer qualify as French-qualified Options. If the Options no longer qualify as French-qualified Options, the Administrator may, provided it is authorized to do so under the Plan, determine to lift, shorten or terminate certain restrictions applicable to the exercise of the Options or the sale of Shares which may have been imposed under the French Plan and this Award Agreement.

     P. Severability.
          The provisions of this Award Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
[Remainder of Page Intentionally Left Blank]

     By Participant’s signature and the signature of the Company’s representative below, Participant and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Award Agreement. Participant has reviewed the Plan and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement and fully understands all provisions of the Plan and Award Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Award Agreement. Participant further agrees to notify the Company upon any change in the residence address indicated below.
     By clicking on the “I accept” button or by signing and returning this document providing for the terms and conditions of the grant, Participant confirms having read and understood the documents relating to this grant (the Notice of Grant, the U.S. Plan as amended by the French Plan and this Award Agreement) which were provided to Participant in the English language. Participant accepts the terms of those documents accordingly.
     En cliquant sur le bouton “J’accepte” ou en signant et renvoyant le présent document décrivant les termes et conditions de cette attribution, le Participant confirme avoir lu et compris les documents relatifs à cette attribution (le Formulaire d’Attribution, le Plan U.S. tel qu’amendé par le Plan pour la France et ce Contrat d’Attribution) qui ont été communiqués au Participant en langue anglaise. Le Participant en accepte les termes en connaissance de cause.

PARTICIPANT:	OMNITURE, INC.

Signature	By

Print Name	Print Name

Residence Address

Title

EXHIBIT A
OMNITURE, INC.
2006 EQUITY INCENTIVE PLAN
EXERCISE NOTICE
Omniture, Inc.
550 East Timpanogos Circle
Orem, Utah 84097
Attention: Stock Plan Administration
     1. Exercise of Option. Effective as of today, _________, ______, the undersigned (“Purchaser”) hereby elects to purchase ____________ shares (the “Shares”) of the Common Stock of Omniture, Inc. (the “Company”) under and pursuant to the 2006 Equity Incentive Plan (the “U.S. Plan”), the Rules of the Omniture, Inc. 2006 Equity Incentive Plan for the Grant of Options to Participants in France (the “French Plan,” together with the U.S. Plan, the “Plan”) and the Award Agreement dated _________, ______ (the “Award Agreement”). The Exercise Price for the Shares will be $_________. ______, as required by the Award Agreement.
     2. Delivery of Payment. Purchaser herewith delivers to the Company the full Exercise Price for the Shares and any applicable Tax-Related Items as set forth in Section H of the Award Agreement.
     3. Representations of Purchaser. Purchaser acknowledges that Purchaser has received, read and understood the Plan and the Award Agreement and agrees to abide by and be bound by their terms and conditions.
     4. Rights as Stockholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Shares so acquired will be issued to Purchaser as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in Section 14 of the U.S. Plan.
     5. Tax Consultation. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser’s purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax or social security advice.
     6. Entire Agreement; Governing Law. The Plan and Award Agreement are incorporated herein by reference. This Exercise Notice, the Plan and the Award Agreement (constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Purchaser’s interest except by means of a writing signed by the Company and Purchaser. The terms of this Exercise Notice are governed by, and construed in accordance with, the internal substantive laws, but not the choice of law rules, of Utah. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by the Option grant or the terms of the Award

Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of Utah and agree that such litigation shall be conducted only in the courts of Utah, Fourth District, or the federal courts for the United States for the 10th Circuit, and no other courts, where this Option grant is made and/or to be performed.

Submitted by:	Accepted by:

PURCHASER:	OMNITURE, INC.

Signature	By

Print Name	Its

Address:	Address:

Omniture, Inc.

550 East Timpanogos Circle
Orem, Utah 84097

Attention: Stock Plan Administration

Date Received

[FORM OF UK STOCK OPTION AWARD AGREEMENT]
UK SUB-PLAN OF THE
OMNITURE, INC. 2006 EQUITY INCENTIVE PLAN
STOCK OPTION AWARD AGREEMENT
UK PARTICIPANTS
     Unless otherwise defined herein, the terms defined in the UK Sub-plan of the Omniture, Inc. 2006 Equity Incentive Plan (the “Plan”) will have the same defined meanings in this Stock Option Award Agreement (the “Award Agreement”).
I.	NOTICE OF STOCK OPTION GRANT

Participant’s Name:	[INSERT NAME]

Participant’s Address:	[INSERT ADDRESS]
     You have been granted an option to purchase Shares of the Company, subject to the terms and conditions of the Plan, the Joint Election and this Award Agreement, as follows:

Grant Number:	[INSERT GRANT NO.]

Date of Grant:	[INSERT GRANT DATE]

Vesting Commencement Date:	[INSERT VCD]

Exercise Price per Share:	$[INSERT PRICE/SHARE] USD

Total Number of Shares Granted:	[INSERT SHARES]

Total Exercise Price:	$[INSERT TOTAL X PRICE]

Type of Option:	UK Unapproved Option

Term/Expiration Date:	[INSERT TERM DATE]
     Vesting Schedule:
     Subject to accelerated vesting as set forth below or in the Plan, this Option may be exercised, in whole or in part, in accordance with the following vesting schedule:
     [INSERT VESTING SCHEDULE]

     Termination Period:
     This Option shall be exercisable for three (3) months after Participant ceases to be an Employee, unless such termination is due to Participant’s death or Disability, in which case this Option shall be exercisable for one (1) year after Participant ceases to be an Employee. Notwithstanding the foregoing, in no event may this Option be exercised after the Term/Expiration Date as provided above and may be subject to earlier termination as provided in Section 13(c) of the Plan.
II.	AWARD AGREEMENT
     A. Grant of Option.
          The Administrator hereby grants to the individual named in the Notice of Grant attached as Part I of this Award Agreement (the “Participant”) an option (the “Option”) to purchase the number of Shares, as set forth in the Notice of Stock Option Grant above, at the exercise price per share set forth in the Notice of Grant (the “Exercise Price”), subject to the Joint Election (as defined in Section H of this Award Agreement), the terms and conditions of the UK Sub-Plan of the Omniture, Inc. 2006 Equity Incentive Plan (the “Plan”), which is incorporated herein by reference. Subject to Section 18(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Award Agreement, the terms and conditions of the Plan will prevail SAVE THAT in respect of (i) any payment or other matter relating to the Option Tax Liability (as defined in paragraph Section G(b) of this Award Agreement), the terms of this Award Agreement shall prevail; and (ii) in respect of any employer’s NICs (as defined by Section H of this Award Agreement), the terms of the Joint Election will prevail.
     B. Exercise of Option.
          1. Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of the Plan and this Award Agreement.
          2. Method of Exercise. This Option is exercisable by delivery of an exercise notice, in the form attached as Exhibit A (the “Exercise Notice”) or in such other form and manner and pursuant to such procedures as determined by the Administrator, which will state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice will be completed by Participant and delivered to the Company. The Exercise Notice will be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares payment of the Option Tax Liability and payment of any liability arising under the terms of the Joint Election and confirmation that a Section 431 Election has been completed (in the format set out in Exhibit B or in such other form as determined by HM Revenue & Customs from time to time). This Option will be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by the aggregate Exercise Price, such payments and the Section 431 confirmation.
     No Shares will be issued pursuant to the exercise of this Option unless such issuance and exercise comply with Applicable Laws. Assuming such compliance, for income tax purposes the Exercised Shares will be considered transferred to Participant on the date the Option is exercised with respect to such Exercised Shares.

     C. Method of Payment.
     Payment of the aggregate Exercise Price will be by any of the following, or a combination thereof, at the election of Participant:
          1. cash;
          2. cheque;
          3. consideration received by the Company under a formal cashless exercise program adopted by the Company in connection with the Plan; or
          4. surrender of other Shares which (a) shall be valued at its Fair Market Value on the date of exercise and (b) must be owned free and clear of any liens, claims, encumbrances or security interests, if accepting such Shares, in the sole discretion of the Administrator, shall not result in any adverse accounting consequences to the Company.
     D. Non-Transferability of Option.
          This Option may not be transferred in any manner other than to the personal representatives on the death of the Participant. The Option may be exercised during the lifetime of Participant only by Participant. The terms of the Plan and this Award Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Participant.
     E. Term of Option.
          This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Award Agreement.
     F. Tax Obligations.
          1. Tax Withholding. In the event that the Company determines that it is required to withhold any tax as a result of the exercise of this option, the Participant, as a condition to the exercise of this option, must pay or provide for any Option Tax Liability. Payment of any liability arising under the terms of the Joint Election shall be payable in accordance with the terms of the Joint Election.
          2. Taxation Consequences. The Participant should obtain advice from an appropriate independent professional adviser in relation to the United Kingdom taxation implications of the grant, exercise, assignment, release, cancellation or any other disposal of this Option (the “Trigger Event”) pursuant to the Plan and on any subsequent sale of the Option Shares. The Participant should also take advice in respect of the United Kingdom taxation indemnity provisions comprising Sections G.1. and G.2. below.
     G. Participants Taxation Indemnity.
          1. To the extent permitted by law, the Participant hereby agrees to indemnify and keep indemnified the Company and the Company as trustee for and on behalf of any related corporation, in respect of any liability or obligation of the Company and/or any related corporation to account for income tax (under PAYE) or any other taxation provisions and primary Class 1 National Insurance Contributions (“NICs”) in the United Kingdom to the extent arising from a Trigger Event or arising out of the acquisition, retention and disposal of the Shares acquired pursuant to this Option.
          2. The Company shall not be obliged to allot and issue any Shares or any interest in Shares pursuant to the exercise of an Option unless and until the Participant has paid to the Company such sum as is, in the opinion of the Company, sufficient to indemnify the Company in full against any liability the

Company has to account to HM Revenue & Customs for any amount of, or representing, income tax and/or primary NICs (the “Option Tax Liability”), or the Participant has made such other arrangement as in the opinion of the Company will ensure that the full amount of any Option Tax Liability will be recovered from the Participant within such period as the Company may then determine.
          3. In the absence of any such other arrangement being made, the Company shall have the right to retain out of the aggregate number of shares to which the Participant would have otherwise been entitled upon the exercise of this option, such number of Shares as, in the opinion of the Company, will enable the Company to sell as agent for the Participant (at the best price which can reasonably expect to be obtained at the time of the sale) and to pay over to the Company sufficient monies out of the net proceeds of sale, after deduction of all fees, commissions and expenses incurred in relation to such sale, to satisfy the Participant’s liability under such indemnity.
     H. Employer’s NICs. As consideration of the grant of an Option under the Plan the Participant has joined with the Company, or if and to the extent that there is a change in the law, any other company or person who is or becomes a secondary contributor for NIC purposes in respect of this Option (the “Secondary Contributor”) in making an election (in such terms and such form as provided in paragraphs 3A and 3B of Schedule 1 to the Social Security Contributions and Benefits Act 1992) which has been approved by HM Revenue & Customs (the “Joint Election”), for the transfer of the whole or any liability of the Secondary Contributor to Employer’s Class 1 NICs to be transferred to the Participant.
     I. Data Protection.
          1. In order to facilitate the administration of the Plan, it will be necessary for the Company (or its payroll administrators) to collect, hold and process certain personal information about the Participant and to transfer this data to the Company and to certain third parties such as brokers with whom the Participant may elect to deposit any share capital under the Plan, including E*TRADE FINANCIAL. The Participant consents to the Company (or its payroll administrators) collecting, holding and processing its personal data and transferring this data to any other third parties insofar as is reasonably necessary to implement, administer and manage the Plan.
          2. Where the transfer is to be to a destination outside the European Economic Area, the Company shall take reasonable steps to ensure that the Participant’s personal data continues to be adequately protected and securely held.
          3. The Participant understands that the Participant may, at any time, view its personal data, require any necessary corrections to it or withdraw the consents herein in writing by contacting the Human Resources Department of the Company (but acknowledges that without the use of such data it may not be practicable for the Company to administer the Participant’s involvement in the Plan in a timely fashion or at all and this may be detrimental to the Participant).
     J. Entire Agreement; Governing Law.
          The Plan is incorporated herein by reference. The Plan and this Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to Participant’s interest except by means of a writing signed by the Company and Participant. This grant of Options and the provisions of this Award Agreement are governed by and construed in accordance with the internal substantive laws, but not the choice of law rules, of the State of Utah. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this grant or the Award Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of Utah and agree that such litigation shall be conducted only in the courts of Utah, Fourth District, or the federal courts for the United States for the 10th Circuit, and no other courts, where this grant is made and/or to be performed.
     K. NO GUARANTEE OF CONTINUED SERVICE.
          PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS AN EMPLOYEE OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING PARTICIPANT) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED AN OPTION OR PURCHASING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AWARD AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING PARTICIPANT) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS AN EMPLOYEE AT ANY TIME, WITH OR WITHOUT CAUSE.
     L. Nature of Grant.
          In accepting the grant, Participant acknowledges that:
          1. the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Award Agreement;
          2. the grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of Options, or benefits in lieu of Options, even if Options have been granted repeatedly in the past;
          3. all decisions with respect to future Option grants, if any, will be at the sole discretion of the Company;
          4. Participant is voluntarily participating in the Plan;
          5. the Option is an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company or the Employer, and which is outside the scope of Participant’s employment contract, if any;
          6. the Option is not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or the Employer;
          7. in the event that Participant is not an employee of the Company, the Option grant and Participant’s participation in the Plan will not be interpreted to form an employment contract or relationship with the Company; and furthermore, the Option grant will not be interpreted to form an employment contract with any Parent, Subsidiary or affiliate of the Company;

          8. the future value of the underlying Shares is unknown and cannot be predicted with certainty;
          9. if the underlying Shares do not increase in value, the Option will have no value;
          10. if Participant exercises the Option and obtains Shares, the value of those Shares acquired upon exercise may increase or decrease in value, even below the Exercise Price;
          11. in consideration of the grant of the Option, no claim or entitlement to compensation or damages shall arise from termination of the Option or diminution in value of the Option or Shares purchased through exercise of the Option resulting from termination of Participant’s status as a Service Provider by the Company or the Employer (for any reason whatsoever and whether or not in breach of local labor laws) and Participant irrevocably releases the Company and the Employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing this Award Agreement, Participant shall be deemed irrevocably to have waived any entitlement to pursue such claim;
          12. in the event of termination of Participant’s status as a Service Provider (whether or not in breach of local labor laws), Participant’s right to vest in the Option under the Plan, if any, will terminate effective as of the date that Participant is no longer actively a Service Provider and will not be extended by any notice period mandated under local law (e.g., active service would not include a period of “garden leave” or similar period pursuant to local law); furthermore, in the event of termination of active service as a Service Provider (whether or not in breach of local labor laws), Participant’s right to exercise the Option after termination of service, if any, will be measured by the date of termination of Participant’s active service and will not be extended by any notice period mandated under local law; the Administrator shall have the exclusive discretion to determine when Participant is no longer actively a Service Provider for purposes of the Participant’s Option grant;
          13. the Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the underlying Shares; and
          14. Participant is hereby advised to consult with Participant’s own personal tax, legal and financial advisors regarding Participant’s participation in the Plan before taking any action related to the Plan.
     M. Language.
          If Participant has received this Award Agreement or any other document related to the Plan translated into a language other than English and if the translated version is different than the English version, the English version will control, unless otherwise prescribed by local law.
     N. Electronic Delivery.
          The Company may, in its sole discretion, decide to deliver any documents related to the Participant’s participation in the Plan by electronic means or to request Participant’s consent to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

     O. Severability.
          The provisions of this Award Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
[Remainder of Page Intentionally Left Blank]

     By Participant’s signature and the signature of the Company’s representative below, Participant and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan, this Award Agreement and the Joint Election. Participant has reviewed the Plan, this Award Agreement and the Joint Election in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement and the Joint Election and fully understands all provisions of the Plan, this Award Agreement and the Joint Election. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan, Award Agreement and the Joint Election. Participant further agrees to notify the Company upon any change in the residence address indicated below.

PARTICIPANT:	OMNITURE, INC.

[name]	[Officer name]
[Title]

Residence Address:

[address 1] [city state zip]

EXHIBIT A
UK SUB-PLAN OF THE
OMNITURE, INC. 2006 EQUITY INCENTIVE PLAN
EXERCISE NOTICE
Omniture, Inc.
550 East Timpanogos Circle
Orem, Utah 84097
United States of America
Attention: Stock Plan Administration
     1. Exercise of Option. Effective as of today, _________, ______, the undersigned (“Purchaser”) hereby elects to exercise Purchaser’s option (the ‘Option”) to purchase _________ shares (the “Shares”) of the Common Stock of Omniture, Inc. (the “Company”) under and pursuant to the UK Sub-plan of the Omniture, Inc. 2006 Equity Incentive Plan (the “Plan”) and the Award Agreement dated _________ (the “Award Agreement”) and the Joint Election dated _________. The Exercise Price for the Shares will be $_________.______, as required by the Award Agreement.
     2. Delivery of Payment. Purchaser herewith delivers to the Company:
(a)	the full Exercise Price for the Shares;

(b)	payment in respect of the Option Tax Liability (as defined in the Award Agreement); and

(c)	confirmation that the Purchaser has delivered to the Secondary Contributor (as defined in the Award Agreement) the liability pursuant to the Joint Election and the Section 431 Election as set forth in the Award Agreement.
     3. Representations of Purchaser. Purchaser acknowledges that Purchaser has received, read and understood the Plan and the Award Agreement and agrees to abide by and be bound by their terms and conditions.
     4. Rights as Stockholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Shares so acquired will be issued to Purchaser as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in Section 13 of the Plan.
     5. Tax Consultation. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser’s purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

     6. Entire Agreement; Governing Law. The Plan, the Award Agreement and the Joint Election are incorporated herein by reference. This Exercise Notice, the Plan, the Award Agreement and the Joint Election constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Purchaser’s interest except by means of a writing signed by the Company and Purchaser. The terms of this Exercise Notice are governed by, and construed in accordance with, the internal substantive laws, but not the choice of law rules, of the State of Utah. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by the Option grant or the terms of the Award Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of Utah and agree that such litigation shall be conducted only in the courts of Utah, Fourth District, or the federal courts for the United States for the 10th Circuit, and no other courts, where this Option grant is made and/or to be performed.

Submitted by:	Accepted by:

PURCHASER:	OMNITURE, INC.:

Signature:		By:

Name:		Name:

(please print)
Title:

Residence Address:

Address:

Omniture, Inc.

550 East Timpanogos Circle Orem, Utah 84097 United States of America Attention: Stock Plan Administration

EXHIBIT B

Joint Election under s431 ITEPA 2003 for full or partial disapplication of
Chapter 2 Income Tax (Earnings and Pensions) Act 2003
One Part Election
1. Between

the Employee:	[insert name of employee]

whose National Insurance Number is:	[insert NINO]

and

the Company (who is the Employee’s employer):	Omniture Limited

of Company Registration Number:	[Co Reg. No.]
2. Purpose of Election
     This joint election is made pursuant to section 431(1) or 431(2) Income Tax (Earnings and Pensions) Act 2003 (ITEPA) and applies where employment-related securities, which are restricted securities by reason of section 423 ITEPA, are acquired.
     The effect of an election under section 431(1) is that, for the relevant Income Tax and NIC purposes, the employment-related securities and their market value will be treated as if they were not restricted securities and that sections 425 to 430 ITEPA do not apply. An election under section 431(2) will ignore one or more of the restrictions in computing the charge on acquisition. Additional Income Tax will be payable (with PAYE and NIC where the securities are Readily Convertible Assets).

     Should the value of the securities fall following the acquisition, it is possible that Income Tax/NIC that would have arisen because of any future chargeable event (in the absence of an election) would have been less than the Income Tax/NIC due by reason of this election. Should this be the case, there is no Income Tax/NIC relief available under Part 7 of ITEPA 2003; nor is it available if the securities acquired are subsequently transferred, forfeited or revert to the original owner.

3. Application
     This joint election is made not later than 14 days after the date of acquisition of the securities by the employee and applies to:

Number of securities:	[insert number]

Description of securities:	Common Stock of Omniture, Inc.

Name of issuer of securities:	Omniture, Inc
     To be acquired by the Employee after _________, ______, under the terms of the UK Sub-Plan of the Omniture, Inc. 2006 Equity Incentive Plan.
4. Extent of Application
     This election disapplies S.431(1) ITEPA: All restrictions attaching to the securities.
5. Declaration
     This election will become irrevocable upon the later of its signing or the acquisition (and each subsequent acquisition) of employment-related securities to which this election applies.
     In signing this joint election, we agree to be bound by its terms as stated above.

/ /
Signature (Employee)	Date

/ /
Signature (for and on behalf of the company)	Date

Position in company

     DATED:                     ,

OMNITURE INC.
- and -
OMNITURE LIMITED
- and -
PARTICIPANT

JOINT ELECTION
RELATING TO THE UK SUB-PLAN OF
THE OMNITURE, INC. 2006 EQUITY INCENTIVE PLAN

TAYLOR WESSING LLP
Carmelite
50 Victoria Embankment
Blackfriars
London EC4Y 0DX
Tel: +44 (0)20 7300 7000
Fax: +44 (0)20 7300 7100
DX 41 London
Ref: DNK/AXC

JOINT ELECTION
          BETWEEN
(1)	OMNITURE INC. whose office is located at 550 East Timpanogos Circle, Orem, Utah 84097, United States of America (the “Company”);

(2)	OMNITURE LIMITED (company registration number 05149955) whose registered office is located at Whitefriars, Lewins Mead, Bristol BS21 2NT (the “Employer”); and

(3)	[Insert Name of Participant] of [insert address of Participant] (the “Participant” which shall include his executors or administrators in the case of his death).
          INTRODUCTION
(A)	The Participant may be granted, from time to time, equity awards (each one an “Award”) to acquire shares of common stock of the Company (the “Shares”) on terms to be set out in Award Agreements to be issued pursuant to the UK Sub-Plan of the Omniture Inc. 2006 Equity Incentive Plan (the “Plan”).
(B)	This joint election (the “Joint Election”) is in an approved format. The grant, exercise, cancellation, release, assignment or other disposal of an Award is subject to the Participant entering into this Joint Election.
(C)	The Participant is currently an employee of the Company.
(D)	The exercise, release, cancellation, assignment or other disposal of an Award (a “Trigger Event”) (whether in whole or in part), may result in the Company or, if and to the extent that there is a change in law, any other company or person who becomes the secondary contributor for National Insurance contributions (“NIC”) purposes at the time of such Trigger Event having a liability to pay employer’s (secondary) Class I NICs (or any tax or social security premiums which may be introduced in substitution or in addition thereto) in respect of such Trigger Event.
(E)	Where the context so admits, any reference in this Joint Election:
(i)	to the singular number shall be construed as if it referred also to the plural number and vice versa;

(ii)	to the masculine gender shall be construed as though it referred also to the feminine gender;

(iii)	to a statute or statutory provision shall be construed as if it referred also to that statute or provision as for the time being amended or re-enacted; and

(iv)	Shares means shares of common stock of the Company.

AGREED TERMS
1.	Joint Election

1.1	It is a condition of the exercise, cancellation, release, assignment or other disposal of an Award that the Participant has entered into this Joint Election with the Company.

1.2	The Participant and the Company elect to transfer the liability (the “Liability”) for all of the employer’s (Secondary) Class I NICs referred to in (D) above and charged on payments or other benefits arising on a Trigger Event and treated as remuneration and earnings pursuant to section 4(4)(a) of the Social Security Contributions and Benefit Act 1992 (“SSCBA”) to the Participant. This Joint Election is made pursuant to an arrangement authorised by paragraph 3B, Schedule 1 of the SSCBA.

1.3	This Joint Election does not apply in relation to any liability, or any part of any liability, arising as a result of regulations being given retrospective effect by virtue of section 4B(2) of the Social Security Contributions and Benefits Act 1992 or the Social Security Contributions and Benefits (Northern Ireland) Act 1992.

2.	Restriction on registration until liability paid by Participant

The Participant hereby agrees that no Shares shall be registered in his name until he has met the Liability as a result of a Trigger Event in accordance with this Joint Election.

3.	Payment

3.1	Where, in relation to an Award, the Participant is liable, or is in accordance with current practice at the date of the Trigger Event believed by the Company to be liable (where it is believed that the shares under option are readily convertible assets), to account to the HM Revenue & Customs for the Liability, the Participant and the Company agree that, upon receipt of the funds to meet the Liability from the Participant, such funds to meet the Liability shall be paid to the Collector of Taxes or other relevant taxation authority by the Company on the Participant’s behalf within 14 days of the end of the income tax month in which the gain on the Option was made (“the 14 day period”) and for the purposes of securing payment of the Liability the Participant will on the occurrence of a Trigger Event:
(a)	pay to the Company a cash amount equal to the Liability; and/or

(b)	suffer a deduction from salary or other remuneration due to the Participant such deduction being in an amount not exceeding the Liability; and/or

(c)	at the request of the Company enter into such arrangement or arrangements necessary or expedient with such person or persons (including the appointment of a nominee on behalf of the Participant) to effect the sale of Shares acquired through the exercise of the Option to cover all or any part of the Liability and use the proceeds to pay the Company a cash amount equal to the Liability.
3.2	The Participant hereby irrevocably appoints the Company as his attorney with full power in his name to execute or sign any document and do any other thing which the Company may consider desirable for the purpose of giving effect to the Participant satisfying the Liability under clause 3.1 and satisfying any penalties and interest under clause 3.4, save that this power of attorney shall be limited as set out below. The Participant further agrees to ratify and confirm whatever the Company may lawfully do as his attorney. The power of attorney granted in this clause shall be limited to the grant of a right for the Company to enter into such an arrangement (as envisaged by clause 3.1(c)) on the Participant’s behalf to sell sufficient of the Shares issued or transferred to the Participant on the exercise of the Option to meet the Liability pursuant to clause 3.1 and any penalty or interest arising under clause 3.4.

3.3	The Company shall pass all monies it has collected from the Participant in respect of the Liability to the Collector of Taxes by no later than 14 days after the end of the income tax month in which the Trigger Event occurred. The Company shall be responsible for any penalties or interest that may arise in respect of the Liability from any failure on its part after it has collected any monies from the Participant to pass the Liability to the Collector of Taxes within the said 14 days period.

3.4	If the Participant has failed to pay all or part of the Liability to the Company within the 14 day period the Participant hereby indemnifies the Company against such penalties or interest that the Company would have to pay in respect of the late payment of all or part of the Liability to the Collector of Taxes.

4.	Termination of Joint Election

4.1	This Joint Election shall cease to have effect on the occurrence of any of the following:
(a)	if the terms of this Joint Election are satisfied in the reasonable opinion of the Company and the Participant;

(b)	if the Company and the Participant jointly agree in writing to revoke this Joint Election;

(c)	if the HM Revenue & Customs withdraws approval of this Joint Election so far as it relates to share options covered by the Joint Election but not yet granted;

(d)	if the Options lapse or no Option is otherwise capable of being exercised pursuant to the UK Sub-Plan of the Plan; and/or

(e)	if the Company serves notice on the Participant that the Joint Election is to cease to have effect.

5.	Further assurance

5.1	The Company and the Participant shall do all such things and execute all such documents as may be necessary or desirable to ensure that this Joint Election complies with all relevant legislation and/or HM Revenue & Customs requirements.

5.2	The Participant shall notify the Company in writing of any Trigger Event which occurs in relation to an Award within three (3) days of such Trigger Event.

6.	Secondary Contributor

The Company enters into this Joint Election on its own behalf, or, if and to the extent that there is a change in law, any other company or person who is or becomes a secondary contributor for NIC purposes in respect of an Award. It is agreed that the Company can enforce the terms of this Joint Election against the Participant on behalf of any such company.

7.	Binding Effect

7.1	The Participant agrees to be bound by the terms of this Joint Election and for the avoidance of doubt the Participant shall continue to be bound by the terms of this Joint Election regardless of which country the Participant is working in when the Liability arises and regardless of whether the Participant is an employee of the Company when the Liability arises.

7.2	The Company agrees to be bound by the terms of this Joint Election and for the avoidance of doubt the Company shall continue to be bound by the terms of this Joint Election regardless of which country the Participant is working in when the Liability arises and regardless of whether the Participant is an employee of the Company when the Liability arises.

8.	Governing Law

This Joint Election shall be governed by and construed in accordance with English law and the parties irrevocably submit to the non-exclusive jurisdiction of the English Courts to settle any claims, disputes or issues which may arise out of this deed.This Joint Election has been executed and delivered as a deed on the date written above.

     SIGNED as a Deed by [Insert Name of Participant]:

in the presence of:

Witness signature:

Name:

Address:

Occupation:

SIGNED as a DEED
by OMNITURE INC.
acting by the under-mentioned
person(s) acting on the authority
of the Company in accordance
with the laws of the territory of
its incorporation:

Authorised signatory

Authorised signatory
          SIGNED as a DEED
by OMNITURE LIMITED
     acting by:

Director

Director / Secretary

[FORM OF U.S. RESTRICTED STOCK UNIT AWARD]
OMNITURE, INC.
2006 EQUITY INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT
     Unless otherwise defined herein, the terms defined in the 2006 Equity Incentive Plan (the “Plan”) will have the same defined meanings in this Restricted Stock Unit Award Agreement (the “Award Agreement”).

I.	NOTICE OF RESTRICTED STOCK UNIT GRANT

Participant’s Name:	[INSERT NAME]

Participant’s Address:	[INSERT ADDRESS]
     You have been granted the right to receive an Award of Restricted Stock Units, subject to the terms and conditions of the Plan and this Award Agreement, as follows:

Grant Number:	[INSERT GRANT NUMBER]

Date of Grant:	[INSERT GRANT DATE]

Vesting Commencement Date:	[INSERT VCD]

Number of Restricted Stock Units:	[INSERT NUMBER OF SHARES]
     Vesting Schedule:
     Subject to any acceleration provisions contained in the Plan or set forth below, the Restricted Stock Unit will vest in accordance with the following schedule:
          [INSERT VESTING SCHEDULE]
     In the event Participant ceases to be a Service Provider for any or no reason before Participant vests in the Restricted Stock Unit, the Restricted Stock Unit and Participant’s right to acquire any Shares hereunder will immediately terminate.

II.	AGREEMENT
     A. Grant of Restricted Stock Unit.
          The Administrator hereby grants to the individual named in the Notice of Grant attached as Part I of this Award Agreement (the “Participant”) under the Plan an Award of Restricted Stock Units, subject to all of the terms and conditions in this Award Agreement and the Plan, which is incorporated herein by reference. Subject to Section 18(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Award Agreement, the terms and conditions of the Plan will prevail.
     B. Company’s Obligation to Pay.
          Each Restricted Stock Unit represents the right to receive a Share on the date it vests. Unless and until the Restricted Stock Units will have vested in the manner set forth in Section C, Participant will have no right to payment of any such Restricted Stock Units. Prior to actual payment of any vested Restricted Stock Units, such Restricted Stock Unit will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company. Any Restricted Stock Units that vest in accordance with Sections C or D will be paid to Participant (or in the event of Participant’s death, to his or her estate) in whole Shares, subject to Participant satisfying any applicable tax withholding obligations as set forth in Section G. Subject to the provisions of Section D, such vested Restricted Stock Units shall be paid in Shares as soon as practicable after vesting, but in each such case within the period ending no later than the date that is two and one half (2 1/2) months from the end of the Company’s tax year that includes the vesting date.
     C. Vesting Schedule.
          Except as provided in Section D, and subject to Section E, the Restricted Stock Units awarded by this Award Agreement will vest in accordance with the vesting provisions set forth in the Notice of Grant attached as Part I of this Award Agreement. Restricted Stock Units scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest in Participant in accordance with any of the provisions of this Award Agreement, unless Participant will have been continuously a Service Provider from the Date of Grant until the date such vesting occurs.
     D. Administrator Discretion.
          The Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Restricted Stock Units at any time, subject to the terms of the Plan. If so accelerated, such Restricted Stock Units will be considered as having vested as of the date specified by the Administrator.
          Notwithstanding anything in the Plan or this Award Agreement to the contrary, if the vesting of the balance, or some lesser portion of the balance, of the Restricted Stock Units is accelerated in connection with Participant’s termination as a Service Provider (provided that such termination is a “separation from service” within the meaning of Section 409A, as determined by the Company), other than due to death, and if (x) Participant is a “specified employee” within the meaning of Section 409A at the time of such termination as a Service Provider and (y) the payment of such accelerated Restricted Stock Units will result in the imposition of additional tax under Section 409A if paid to Participant on or within the six (6) month period following Participant’s termination as a Service Provider, then the payment of such accelerated Restricted Stock Units will not be made until the date six (6) months and one (1) day following the date of Participant’s termination as a Service Provider, unless the Participant dies following his or her termination as a Service Provider, in which case, the Restricted Stock Units will be paid in Shares to the Participant’s estate as soon as practicable following his or her death. It is the intent of this Award Agreement to comply with the requirements of Section 409A so that none of the Restricted Stock Units provided under this Award Agreement or Shares issuable thereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to so comply. For purposes of this Award Agreement, “Section 409A” means Section 409A of the Code, and any proposed, temporary or final Treasury Regulations and Internal Revenue Service guidance thereunder, as each may be amended from time to time.
     E. Forfeiture upon Termination of Status as a Service Provider.
          Notwithstanding any contrary provision of this Award Agreement, the balance of the Restricted Stock Units that have not vested as of the time of Participant’s termination as a Service Provider for any or no reason and Participant’s right to acquire any Shares hereunder will immediately terminate.
     F. Death of Participant.
          Any distribution or delivery to be made to Participant under this Award Agreement will, if Participant is then deceased, be made to Participant’s designated beneficiary, or if no beneficiary survives Participant, the administrator or executor of Participant’s estate. Any such transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.
     G. Withholding of Taxes.
          Notwithstanding any contrary provision of this Award Agreement, no certificate representing the Shares will be issued to Participant, unless and until satisfactory arrangements (as determined by the Administrator) will have been made by Participant with respect to the payment of income, employment and other taxes which the Company determines must be withheld with respect to such Shares. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit Participant to satisfy such tax withholding obligation, in whole or in part (without limitation) by (a) paying cash, (b) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the minimum amount required to be withheld, or (c) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld. To the extent determined appropriate by the Company in its discretion, it shall have the right (but not the obligation) to satisfy any tax withholding obligations by reducing the number of Shares otherwise deliverable to Participant. If Participant fails to make satisfactory arrangements for the payment of any required tax withholding obligations hereunder at the time any applicable Restricted Stock Units otherwise are scheduled to vest pursuant to Sections C or D, Participant will permanently forfeit such Restricted Stock Units and any right to receive Shares thereunder and the Restricted Stock Units will be returned to the Company at no cost to the Company.
     H. Entire Agreement; Governing Law.
          The Plan is incorporated herein by reference. The Plan and this Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to Participant’s interest except by means of a writing signed by the Company and Participant. Notwithstanding anything to the contrary in the Plan or this Award Agreement, the Company reserves the right to revise this Award Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A in connection to this Award of Restricted Stock Units. This Award Agreement is governed by the internal substantive laws, but not the choice of law rules, of Utah. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this grant or the Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of Utah and agree that such litigation shall be conducted only in the courts of Utah, Fourth District, or the federal courts for the United States for the 10th Circuit, and no other courts, where this grant is made and/or to be performed.
     I. Rights as Stockholder.
          Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant. After such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.
     J. NO GUARANTEE OF CONTINUED SERVICE.
          PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE RESTRICTED STOCK UNITS PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS AWARD OF RESTRICTED STOCK UNITS OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AWARD AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.
     K. Data Privacy.
          Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this Award Agreement and any other Award grant materials by and among, as applicable, the employer, the Company and its Parents, Subsidiaries and affiliates for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.
          Participant understands that the Company and the employer may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Awards or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor, for the exclusive purpose of implementing, administering and managing the Plan (“Data”).

          Participant understands that Data will be transferred to E*TRADE FINANCIAL, or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than Participant’s country. Participant understands that Participant may request a list with the names and addresses of any potential recipients of the Data by contacting Participant’s local human resources representative. Participant authorizes the Company, E*TRADE FINANCIAL and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing Participant’s participation in the Plan. Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan. Participant understands that Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing Participant’s local human resources representative. Participant understands, however, that refusing or withdrawing consent may affect Participant’s ability to participate in the Plan. For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that Participant may contact Participant’s local human resources representative.
     L. Address for Notices.
          Any notice to be given to the Company under the terms of this Award Agreement will be addressed to the Company at Ominture, Inc., 550 East Timpanagos Circle Building G, Orem, UT 84097, or at such other address as the Company may hereafter designate in writing.
     M. Grant is Not Transferable.
          Except to the limited extent provided in Section F, this grant and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.
     N. Binding Agreement.
          Subject to the limitation on the transferability of this grant contained herein, this Award Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
     O. Additional Conditions to Issuance of Stock.
          If at any time the Company will determine, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to Participant (or his or her estate), such issuance will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Company. Where the Company determines that the delivery of the payment of any Shares will violate federal securities laws or other applicable laws, the Company will defer delivery until the earliest date at which the Company reasonably anticipates that the delivery of Shares will no longer cause such violation. The Company will make all reasonable efforts to meet the requirements of any such state or federal law or securities exchange and to obtain any such consent or approval of any such governmental authority.
     P. Administrator Authority.
          The Administrator will have the power to interpret the Plan and this Award Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Restricted Stock Units have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons. No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Award Agreement.
     Q. Electronic Delivery.
          The Company may, in its sole discretion, decide to deliver any documents related to Restricted Stock Units awarded under the Plan or future Restricted Stock Units that may be awarded under the Plan by electronic means or request Participant’s consent to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
     R. Captions.
          Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Award Agreement.
     S. Severability.
          The provisions of this Award Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
     T. Amendment, Suspension or Termination of the Plan.
          By accepting this Award, Participant expressly warrants that he or she has received an Award of Restricted Stock Units under the Plan, and has received, read and understood a description of the Plan. Participant understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time.
          By Participant’s signature and the signature of the Company’s representative below, Participant and the Company agree that this Award of Restricted Stock Units is granted under and governed by the terms and conditions of the Plan and this Award Agreement. Participant has reviewed the Plan and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement and fully understands all provisions of the Plan and

Award Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Award Agreement. Participant further agrees to notify the Company upon any change in the residence address indicated below.

PARTICIPANT:	OMNITURE, INC.

Signature	By

Print Name	Title

Residence Address:

[FORM OF N0N-U.S. RESTRICTED STOCK UNIT AWARD AGREEMENT]
OMNITURE, INC.
2006 EQUITY INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT
NON-U.S. PARTICIPANTS
     Unless otherwise defined herein, the terms defined in the 2006 Equity Incentive Plan (the “Plan”) will have the same defined meanings in this Restricted Stock Unit Award Agreement (the “Award Agreement”).
I.	NOTICE OF RESTRICTED STOCK UNIT GRANT

Participant’s Name:	[INSERT NAME]

Participant’s Address:	[INSERT ADDRESS]
     You have been granted the right to receive an Award of Restricted Stock Units, subject to the terms and conditions of the Plan and this Award Agreement, as follows:

Grant Number:	[INSERT GRANT NUMBER]

Date of Grant:	[INSERT GRANT DATE]

Vesting Commencement Date:	[INSERT VCD]

Number of Restricted Stock Units:	[INSERT NUMBER OF SHARES]
     Vesting Schedule:
     Subject to any acceleration provisions contained in the Plan or set forth below, the Restricted Stock Unit will vest in accordance with the following vesting schedule:
     [INSERT VESTING SCHEDULE]
     In the event Participant ceases to be a Service Provider for any or no reason before Participant vests in the Restricted Stock Units, the Restricted Stock Units and Participant’s right to acquire any Shares hereunder will immediately terminate.
II.	AGREEMENT
     A. Grant of Restricted Stock Unit.
          The Administrator hereby grants to the individual named in the Notice of Grant attached as Part I of this Award Agreement (“Participant”) under the Plan an Award of Restricted Stock Units, subject to all of the terms and conditions in this Award Agreement and the Plan, which is incorporated herein by reference. Subject to Section 18(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Award Agreement, the terms and conditions of the Plan will prevail.
     B. Company’s Obligation to Pay.
          Each Restricted Stock Unit represents the right to receive a Share on the date it vests. Unless and until the Restricted Stock Units will have vested in the manner set forth in Section C, Participant will have no right to payment of any such Restricted Stock Units. Prior to actual payment of any vested Restricted Stock Units, such Restricted Stock Unit will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company. Any Restricted Stock Units that vest in accordance with Sections C or D will be paid to Participant (or in the event of Participant’s death, to his or her estate) in whole Shares, subject to Participant satisfying any applicable tax withholding obligations as set forth in Section G. Subject to the provisions of Section D, such vested Restricted Stock Units shall be paid in Shares as soon as practicable after vesting, but in each such case within the period ending no later than the date that is two and one half (2 1/2) months from the end of the Company’s tax year that includes the vesting date.
     C. Vesting Schedule.
          Except as provided in Section D, and subject to Section E, the Restricted Stock Units awarded by this Award Agreement will vest in accordance with the vesting provisions set forth in the Notice of Grant attached as Part I of this Award Agreement. Restricted Stock Units scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest in Participant in accordance with any of the provisions of this Award Agreement, unless Participant will have been continuously a Service Provider from the Date of Grant until the date such vesting occurs.
     D. Administrator Discretion.
          The Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Restricted Stock Units at any time, subject to the terms of the Plan. If so accelerated, such Restricted Stock Units will be considered as having vested as of the date specified by the Administrator.
          Notwithstanding anything in the Plan or this Award Agreement to the contrary, if the vesting of the balance, or some lesser portion of the balance, of the Restricted Stock Units is accelerated in connection with Participant’s termination as a Service Provider (provided that such termination is a “separation from service” within the meaning of Section 409A, as determined by the Company), other than due to death, and if (x) Participant is a “specified employee” within the meaning of Section 409A at the time of such termination as a Service Provider and (y) the payment of such accelerated Restricted Stock Units will result in the imposition of additional tax under Section 409A if paid to Participant on or within the six (6) month period following Participant’s termination as a Service Provider, then the payment of such accelerated Restricted Stock Units will not be made until the date six (6) months and one (1) day following the date of Participant’s termination as a Service Provider, unless the Participant dies following his or her termination as a Service Provider, in which case, the Restricted Stock Units will be paid in Shares to the Participant’s estate as soon as practicable following his or her death. It is the intent of this Award Agreement to comply with the requirements of Section 409A so that none of the Restricted Stock Units provided under this Award Agreement or Shares issuable thereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to so comply. For purposes of this Award Agreement, “Section 409A” means Section 409A of the Code, and any proposed, temporary or final Treasury Regulations and Internal Revenue Service guidance thereunder, as each may be amended from time to time.
     E. Forfeiture upon Termination of Status as a Service Provider.
          Notwithstanding any contrary provision of this Award Agreement, the balance of the Restricted Stock Units that have not vested as of the time of Participant’s termination as a Service Provider for any or no reason and Participant’s right to acquire any Shares hereunder will immediately terminate.
     F. Death of Participant.
          Any distribution or delivery to be made to Participant under this Award Agreement will, if Participant is then deceased, be made to Participant’s designated beneficiary, or if no beneficiary survives Participant, the administrator or executor of Participant’s estate. Any such transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.
     G. Withholding of Taxes.
          Regardless of any action the Company or the Parent or Subsidiary employing or retaining Participant (the “Employer”) takes with respect to any or all income tax (including U.S. federal, state and local tax and/or non-U.S. tax), social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), Participant acknowledges that the ultimate liability for all Tax-Related Items legally due by Participant is and remains Participant’s responsibility and that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including the grant or vesting of the Restricted Stock Units, the subsequent sale of any Shares acquired upon vesting and the receipt of any dividends or dividend equivalents; and (ii) do not commit to structure the terms of the grant or any aspect of the Award to reduce or eliminate Participant’s liability for Tax-Related Items.
          Prior to the relevant taxable event, Participant shall pay or make arrangements satisfactory to the Company and/or the Employer to satisfy all withholding and payment on account obligations of the Company and/or the Employer. In this regard, if permissible under local law, Participant authorizes the Company and/or the Employer, at its discretion, to satisfy the obligations with regard to all Tax-Related Items legally payable by Participant by one or a combination of the following:
          1. withholding from Participant’s wages or other cash compensation paid to Participant by the Company and/or the Employer; or
          2. withholding from the proceeds of the sale of Shares acquired upon vesting of the Award; or
          3. arranging for the sale of Shares otherwise deliverable to Participant (on Participant’s behalf and at Participant’s direction pursuant to this authorization); or
          4. withholding otherwise deliverable Shares, provided that the Company only withholds the amount of Shares necessary to satisfy the minimum withholding amount or such other amount as may be necessary to avoid adverse accounting treatment. If the Company satisfies the obligation for Tax-Related Items by withholding a number of Shares as described herein, Participant shall be deemed, for tax purposes only, to have been issued the full number of Shares subject to the vested portion of the Award, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of the Award.
          Finally, Participant shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of Participant’s participation in the Plan that cannot be satisfied by the means previously described. Participant acknowledges and agrees that the Company may refuse to deliver Shares if Participant fails to comply with Participant’s obligations in connection with the Tax-Related Items as described in this section.
     H. Entire Agreement; Governing Law.
          The Plan is incorporated herein by reference. The Plan and this Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to Participant’s interest except by means of a writing signed by the Company and Participant. Notwithstanding anything to the contrary in the Plan or this Award Agreement, the Company reserves the right to revise this Award Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A in connection to this Award of Restricted Stock Units. This Award Agreement is governed by the internal substantive laws, but not the choice of law rules, of Utah. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this grant or the Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of Utah and agree that such litigation shall be conducted only in the courts of Utah, Fourth District, or the federal courts for the United States for the 10th Circuit, and no other courts, where this grant is made and/or to be performed.
     I. Rights as Stockholder.
          Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant. After such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.
     J. NO GUARANTEE OF CONTINUED SERVICE.
          PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE RESTRICTED STOCK UNITS PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (OR THE EMPLOYER) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS AWARD OF RESTRICTED STOCK UNITS OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AWARD AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE

RIGHT OF THE COMPANY (OR THE EMPLOYER) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME.
     K. Nature of Grant. In accepting the grant, Participant acknowledges that:
          1. the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Award Agreement;
          2. the Award is voluntary and occasional and does not create any contractual or other right to receive future grants of Restricted Stock Units, or benefits in lieu of Restricted Stock Units, even if Restricted Stock Units have been granted repeatedly in the past;
          3. all decisions with respect to future Awards, if any, will be at the sole discretion of the Company;
          4. Participant is voluntarily participating in the Plan;
          5. the Award is an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company or the Employer, and which is outside the scope of Participant’s employment or service contract, if any;
          6. the Award is not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculation of any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or the Employer;
          7. in the event that Participant is not an Employee of the Company or any Parent, Subsidiary or affiliate of the Company, the Award and Participant’s participation in the Plan will not be interpreted to form an employment or service contract or relationship with the Company or any Parent, Subsidiary or affiliate of the Company;
          8. the future value of the underlying Shares is unknown and cannot be predicted with certainty;
          9. in consideration of the Award, no claim or entitlement to compensation or damages shall arise from termination of the Award or from any diminution in value of the Award or Shares acquired upon vesting of the Award resulting from termination of Participant’s status as a Service Provider by the Company or the Employer (for any reason whatsoever and whether or not in breach of local labor laws) and Participant irrevocably releases the Company and the Employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing this Award Agreement, Participant shall be deemed irrevocably to have waived his or her entitlement to pursue such claim;
          10. in the event of termination of Participant’s status as a Service Provider (whether or not in breach of local labor laws), Participant’s right to receive an Award and vest in an Award under the Plan, if any, will terminate effective as of the date that Participant is no longer actively a Service

Provider and will not be extended by any notice period mandated under local law (e.g., active employment will not include a period of “garden leave” or similar period pursuant to local law); the Administrator shall have the exclusive discretion to determine when Participant is no longer actively a Service Provider for purposes of the Award;
          11. the Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the underlying Shares; and
          12. Participant is hereby advised to consult with Participant’s own personal tax, legal and financial advisors regarding Participant’s participation in the Plan before taking any action related to the Plan.
     L. Data Privacy.
          Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this Award Agreement and any other Award grant materials by and among, as applicable, the Employer, the Company and its Parents, Subsidiaries and affiliates for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.
          Participant understands that the Company and the Employer may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Awards or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor, for the exclusive purpose of implementing, administering and managing the Plan (“Data”).
          Participant understands that Data will be transferred to E*TRADE FINANCIAL, or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than Participant’s country. Participant understands that Participant may request a list with the names and addresses of any potential recipients of the Data by contacting Participant’s local human resources representative. Participant authorizes the Company, E*TRADE FINANCIAL and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing Participant’s participation in the Plan. Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan. Participant understands that Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing Participant’s local human resources representative. Participant understands, however, that refusing or withdrawing consent may affect Participant’s ability to participate in the Plan. For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that Participant may contact Participant’s local human resources representative.

     M. Address for Notices.
          Any notice to be given to the Company under the terms of this Award Agreement will be addressed to the Company at Omniture, Inc., 550 East Timpanagos Circle Building G, Orem, UT 84097, or at such other address as the Company may hereafter designate in writing.
     N. Grant is Not Transferable.
          Except to the limited extent provided in Section F, this grant and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.
     O. Binding Agreement.
          Subject to the limitation on the transferability of this grant contained herein, this Award Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
     P. Additional Conditions to Issuance of Stock.
          If at any time the Company will determine, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to Participant (or his or her estate), such issuance will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Company. Where the Company determines that the delivery of the payment of any Shares will violate federal securities laws or other applicable laws, the Company will defer delivery until the earliest date at which the Company reasonably anticipates that the delivery of Shares will no longer cause such violation. The Company will make all reasonable efforts to meet the requirements of any such state or federal law or securities exchange and to obtain any such consent or approval of any such governmental authority.
     Q. Administrator Authority.
          The Administrator will have the power to interpret the Plan and this Award Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Restricted Stock Units have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons. No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Award Agreement.

     R. Language.
          If Participant has received this Award Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control, unless otherwise prescribed by local law.
     S. Electronic Delivery.
          The Company may, in its sole discretion, decide to deliver any documents related to Restricted Stock Units awarded under the Plan or future Restricted Stock Units that may be awarded under the Plan by electronic means or request Participant’s consent to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
     T. Captions.
          Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Award Agreement.
     U. Severability.
          The provisions of this Award Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
     V. Exhibit.
          Notwithstanding any provision herein, Participant’s participation in the Plan shall be subject to any special terms and conditions as set forth in Exhibit A for Participant’s country of residence, if any. Exhibit A constitutes part of this Award Agreement.

          By Participant’s signature and the signature of the Company’s representative below, Participant and the Company agree that this Award of Restricted Stock Units is granted under and governed by the terms and conditions of the Plan and this Award Agreement. Participant has reviewed the Plan and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement and fully understands all provisions of the Plan and Award Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Award Agreement. Participant further agrees to notify the Company upon any change in the residence address indicated below.

PARTICIPANT:	OMNITURE, INC.

Signature	By

Print Name	Title

Residence Address:

EXHIBIT A
OMNITURE, INC. 2006 EQUITY INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT
SPECIAL TERMS FOR PARTICIPANTS OUTSIDE THE U.S.
This Exhibit A includes special terms and conditions that govern the Restricted Stock Units granted to Participant if Participant resides in the countries contained herein. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Award Agreement (of which this Exhibit A is a part) and the Plan.
This Exhibit A may also include information regarding exchange controls and certain other issues of which Participant should be aware with respect to Participant’s participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of January 2008. Such laws are often complex and change frequently. As a result, the Company strongly recommends that Participant not rely on the information noted herein as the only source of information relating to the consequences of Participant’s participation in the Plan because the information may be out of date at the time Participant acquires Shares or sells Shares he/she acquires under the Plan.
In addition, the information is general in nature and may not apply to Participant’s particular situation, and the Company is not in a position to assure Participant of any particular result. Accordingly, Participant is strongly advised to seek appropriate professional advice as to how the relevant laws in Participant’s country apply to his or her specific situation.
If Participant is a citizen or resident of another country, or is considered a resident of another country for local law purposes, the information contained in this Appendix may not be applicable to him or her.
Australia
Securities Law Disclaimer
Participant acknowledges and understands that if Participant acquires Shares upon vesting of the Award and Participant offers Shares for sale to a person or entity resident in Australia, the offer may be subject to disclosure requirements under Australian law. Participant acknowledges and understands that Participant should obtain legal advice on the disclosure obligations prior to making any such offer.
Restricted Stock Units Payable Only in Shares
Notwithstanding any discretion in the Plan or anything to the contrary in the Award Agreement, the grant of Restricted Stock Units does not provide any right for Participant to receive a cash payment and the Restricted Stock Units are payable in newly-issued Shares only (i.e., treasury shares will not be used to settle vested Restricted Stock Units).
Japan
No country-specific terms apply.

United Kingdom
Eligibility
Notwithstanding the provisions of Section 4(b) of the Plan, Restricted Stock Units may only be granted to employees of the Company, or any Parent or Subsidiary or affiliate. Such term shall not include common law employees, non-employee executive officers or non-employee directors.
Withholding
The paragraphs below replace in its entirety Section II.G of the Award Agreement:
Regardless of any action the Company or the Parent or Subsidiary employing or retaining Participant (the “Employer”) takes with respect to any or all income tax, primary and secondary Class 1 National Insurance contributions, payroll tax or other tax-related withholding attributable to or payable in connection with or pursuant to the grant, vesting, release or assignment of any Award (“Tax-Related Items”), Participant acknowledges that the ultimate liability for all Tax-Related Items legally due by Participant is and remains Participant’s responsibility and that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including the grant or vesting of the Restricted Stock Units, the subsequent sale of any Shares acquired upon vesting and the receipt of any dividends or dividend equivalents; and (ii) do not commit to structure the terms of the grant or any aspect of the Award to reduce or eliminate Participant’s liability for Tax-Related Items.
As a condition of the issuance of Shares upon vesting of the Restricted Stock Units, the Company and/or the Employer shall be entitled to withhold and Participant agrees to pay, or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy, all obligations of the Company and/or the Employer to account to HM Revenue & Customs (“HMRC”) for any Tax-Related Items.
In this regard, if permissible under local law, Participant authorizes the Company and/or the Employer, at its discretion, to satisfy the obligations with regard to all Tax-Related Items legally payable by Participant by one or a combination of the following:
     (i) withholding from Participant’s wages or other cash compensation paid to Participant by the Company and/or the Employer; or
     (ii) withholding from the proceeds of the sale of Shares acquired upon vesting of the Award; or
     (iii) arranging for the sale of Shares otherwise deliverable to Participant (on Participant’s behalf and at Participant’s direction pursuant to this authorization); or
     (iv) withholding otherwise deliverable Shares. If the Company satisfies the obligation for Tax-Related Items by withholding a number of Shares as described herein, Participant shall be deemed to have been issued the full number of Shares subject to the vested portion of the Award, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of the Award.
Participant shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to account to HMRC with respect to the event giving rise to the Tax-Related Items (the “Chargeable Event”) that cannot be satisfied by the means previously described. If payment or withholding is not made within 90 days of the Chargeable Event or such other period as required under U.K. law (the “Due Date”), Participant agrees that the amount of any uncollected Tax-Related Items shall (assuming Participant is not a director or executive officer of the Company (within the meaning of Section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended)), constitute a loan owed by Participant to the Employer, effective on the Due Date. Participant agrees that the loan will bear interest at the then-current HMRC Official Rate and it will be immediately due and repayable, and the Company and/or the Employer may recover it at any time thereafter by any of the means referred to above. If any of the foregoing methods of collection are not allowed under Applicable Laws or if Participant fails to comply with Participant’s obligations in connection with the Tax-Related Items as described in this section, the Company may refuse to deliver the Shares acquired under the Plan.
Joint Election
As a condition of Participant’s participation in the Plan and the UK Sub-Plan of the Omniture Inc. 2006 Equity Incentive Plan (the “UK Sub-Plan”) and the vesting of the Restricted Stock Units, Participant agrees to accept any liability for secondary Class 1 National Insurance contributions (the “Employer’s Liability”) which may be payable by the Company and/or the Employer in connection with the Restricted Stock Units and any event giving rise to Tax-Related Items. To accomplish the foregoing, Participant agrees to execute a joint election with the Company (the “Election”), the form of such Election being formally approved by HMRC, and any other consent or elections required to accomplish the transfer of the Employer’s Liability to Participant. Participant further agrees to execute such other joint elections as may be required between Participant and any successor to the Company and/or the Employer. If Participant does not enter into the Election when Participant accepts the Award Agreement or when otherwise requested by the Company and/or Employer, or if the Election is revoked at any time by HMRC, the Restricted Stock Units will cease vesting and become null and void, and no Shares will be acquired under the Plan without any liability to the Company or any Parent or Subsidiary, unless Participant agrees to pay an amount equal to the Employer’s Liability to the Company, the Employer and/or any Parent, Subsidiary or affiliate. Participant further agrees that the Company and/or the Employer may collect the Employer’s Liability by any of the means set forth in the Withholding section of this Award Agreement.